UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AMN HEALTHCARE SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (866) 871-8519

March 15, 2012

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. (the “Company”) at the Omni Mandalay Hotel at Las Colinas, 221 East Las Colinas Boulevard, Irving, Texas 75039, on April 18, 2012, at 8:30 a.m. Central Time. The accompanying formal notice of the Annual Meeting and proxy statement sets forth the details regarding admission to the Annual Meeting and the business to be conducted.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2011 is enclosed. The formal notice of the Annual Meeting, the proxy statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly so that your shares will be represented at the Annual Meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

Thank you for your ongoing support of and continued interest in the Company.

Very truly yours,

Susan R. Salka

President & Chief Executive Officer

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (866) 871-8519

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON APRIL 18, 2012 AT 8:30 A.M.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. (the “Company”) will be held at the Mandalay Hotel at Las Colinas, 221 East Las Colinas Boulevard, Irving, Texas 75039, on April 18, 2012, at 8:30 a.m. Central Time or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting, for the following purposes:

(1)	To elect seven directors nominated by the Company’s Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

(2)	To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers;

(3)	To approve the Company’s Senior Management Incentive Bonus Plan, as amended and restated;

(4)	To approve the Company’s Equity Plan, as amended and restated;

(5)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

(6)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The items of business scheduled to be voted on at the Annual Meeting are those listed on this Notice of Annual Meeting. The Board of Directors has fixed the close of business on February 21, 2012 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Representation of at least a majority of the voting power represented by all outstanding shares is required to constitute a quorum at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience.

Important Notice Regarding the Availability of

Proxy Materials for the Stockholders

Meeting to be Held on April 18, 2012.

The proxy statement and annual report to stockholders are available under “2012 Proxy Materials” at www.amnhealthcare.com/investors.

March 15, 2012:	By Order of the Board of Directors,

Denise L. Jackson
Senior Vice President, General Counsel and Secretary
San Diego, California

YOUR VOTE IS IMPORTANT. ACCORDINGLY, THE COMPANY URGES YOU TO

COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

i

PROXY STATEMENT

for Annual Meeting of Stockholders

to be held on April 18, 2012

GENERAL

This proxy statement and proxy card, which are first being mailed to the stockholders of AMN Healthcare Services, Inc. (the “Company”) on or about March 15, 2012, is furnished to you in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at the Mandalay Hotel at Las Colinas, 221 East Las Colinas Boulevard, Irving, Texas 75039, on April 18, 2012, at 8:30 a.m. Central Time or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting. Our corporate headquarters are located at 12400 High Bluff Drive, Suite 100, San Diego, California 92130.

Proxies in proper form received by the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of the Board set forth in this proxy statement, and, in their discretion, upon such other business as may properly come before the meeting. Business transacted at the Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting.

Shares of our common stock, par value $0.01 per share (“Common Stock”), and Series A Conditional Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”), cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

Voting Securities

The Board, in accordance with our Amended and Restated By-laws (the “Bylaws”), has fixed the close of business on February 21, 2012 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponement thereof. At the close of business on the Record Date, the outstanding number of our voting securities was 45,345,970 shares, including 40,595,109 shares of Common Stock and 4,750,861 shares of Preferred Stock. Shares of Preferred Stock vote on all matters with shares of Common Stock on an as-converted basis, with each holder of Preferred Stock entitled to one vote per share. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

Questions and Answers

What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•	Proposal 1: To elect the seven directors nominated by the Board;

•	Proposal 2: To approve, by non-binding advisory vote, the compensation of our named executive officers;

•	Proposal 3: To approve our Senior Management Incentive Bonus Plan, as amended and restated (the “Amended Bonus Plan”);

•	Proposal 4: To approve our Equity Plan, as amended and restated (the “Amended Equity Plan”);

•	Proposal 5: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

•	Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of the seven directors nominated by the Board and named in this proxy statement;

•	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers;

•	FOR the approval of the Amended Bonus Plan;

•	FOR the approval of the Amended Equity Plan; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Who is entitled to vote at the Annual Meeting?

Holders of our Common Stock and our Preferred Stock at the close of business on the Record Date may vote at the Annual Meeting. We refer to the holders of our Common Stock and our Preferred Stock as “stockholders” throughout this proxy statement. Each stockholder is entitled to one vote for each share of Common Stock and one vote for each share of Preferred Stock held as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all.

What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner and you do not direct your broker or nominee how to vote your shares, your broker or nominee may vote your shares only on those proposals for which it has discretion to vote. Under the rules of the New York Stock Exchange (“NYSE”), your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1, 2, 3 and 4. We believe that Proposal 5 — ratification of our auditor — is a routine matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

What is the effect of a broker non-vote?

Brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to certain proposals. Accordingly, a broker non-vote will not impact our ability to obtain a quorum nor, except as otherwise described immediately below for Proposal 4, will it impact any vote that requires a majority of the votes cast (Proposal 1).

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Proposal 1 – Election of seven directors	Majority of the Votes Cast	No

Proposal 2 – Advisory vote on executive compensation	Majority of the Shares Entitled to Vote and Present or Represented by Proxy	No

Proposal 3 – Approval of Amended Bonus Plan	Majority of the Shares Entitled to Vote and Present or Represented by Proxy	No

Proposal 4 – Approval of Amended Equity Plan	Majority of the Votes Cast, Subject to NYSE Rules Described Below	No

Proposal 5 – Ratification of auditors for fiscal year 2012	Majority of the Shares Entitled to Vote and Present or Represented by Proxy	Yes

With respect to Proposal 1, the election of directors, you may vote FOR, AGAINST or ABSTAIN. Our Bylaws require that in an election, such as this election, where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy). A “majority of votes cast” means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. In accordance with our Bylaws, the following do not count as votes cast: (a) a share otherwise present at the meeting, but for which there is an abstention; and (b) a share otherwise present at the meeting as to which a stockholder gives no authority or direction. In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve as a holdover director, but shall tender his or her resignation to the Board. Within 90 days after the date of the certification of the election results, the Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken, and the Board will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it.

With respect to Proposals 2, 3 and 5, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these Proposals, the abstention will have the same effect as an AGAINST vote.

With respect to Proposal 4, under the NYSE rules, the approval of the Amended Equity Plan requires an affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the total outstanding shares of our Common Stock (the “Outstanding Votes”). Votes FOR, votes AGAINST and abstentions count as votes cast, while broker non-votes do not count as votes cast but count as Outstanding Votes. Therefore, the sum of votes FOR, votes AGAINST and abstentions (the “NYSE Votes Cast”) must be greater than 50% of the total Outstanding Votes. Additionally, the number of votes FOR the proposal must be greater than 50% of the NYSE Votes Cast. Therefore, abstentions will have the same effect as votes AGAINST the proposal. Brokers do not have discretionary authority to vote shares on the Amended Equity Plan without direction from the beneficial owner. As a result, broker non-votes could impair our ability to satisfy the requirement that the NYSE Votes Cast represent more than 50% of the Outstanding Votes.

How can I find the results of the Annual Meeting?

We will announce preliminary results at the Annual Meeting. We will publish final results in a current report on Form 8-K that we will file with the Securities Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Revocability of Proxies

You may revoke a proxy you have given at any time before it is voted at the Annual Meeting by (1) giving our Secretary a letter revoking the proxy or a duly executed proxy bearing a later date, or (2) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting does not standing alone constitute your revocation of a proxy.

Solicitation of Proxies

Proxies will be solicited on behalf of the Board by mail, telephone, email or other electronic means or in person, and we will pay the solicitation costs. We will supply copies of proxy materials and our 2011 Annual Report to brokers, dealers, banks and voting trustees, or their nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. We have retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of $9,000, plus reasonable out-of-pocket expenses.

CORPORATE GOVERNANCE

Corporate Governance Guidelines. All of our corporate governance materials, including the Corporate Governance Guidelines (“Guidelines”) and Board committee charters and codes of ethics, are published in the Corporate Governance portion of the Investors section of our website at www.amnhealthcare.com. We also make these materials available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies the Guidelines, committee charters and key practices as warranted. We publish modifications on our website.

Codes of Ethics. We have adopted a Code of Business Conduct and Ethics and a Code of Ethics for the Principal Executive Officer and Senior Financial Officers, which we publish in the Corporate Governance portion of the Investors section of our website at www.amnhealthcare.com.

Director Independence. The Board has adopted categorical standards for director independence. Under these standards, a director will not be considered independent if:

(1)	the director does not qualify as independent under Rule 303A.02(b) of the NYSE Listed Company Manual,

(2)	the director or an immediate family member is a partner of, or of counsel to, a law firm that performs substantial legal services for us on a regular basis, or

(3)	the director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services for us on a regular basis for which they receive compensation.

The Board does not consider the following relationships to be material relationships that would impair a director’s independence:

(1)	the director or an immediate family member is an executive officer of another company that does business with us and the annual sales to, or purchases from, us are less than 1% of the annual revenues of the company for which he or she serves as an executive officer,

(2)	the director or an immediate family member is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company for which he or she serves as an executive officer and such indebtedness is not past due, or

(3)	the director or an immediate family member serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than 1% of its total annual charitable receipts.

The Board has determined that director nominees R. Jeffrey Harris, Dr. Michael M.E. Johns, Martha H. Marsh, Andrew M. Stern, Paul E. Weaver and Douglas D. Wheat meet our categorical standards for director independence.

The Guidelines establish directors’ duties to adhere to our Code of Business Conduct and Ethics, including our policies on conflicts of interest, and to avoid any action, position or interest that conflicts with an interest of ours or gives the appearance of a conflict. We require directors to report any potential conflicts of interest immediately to the Chairman of the Corporate Governance Committee. We do not, without approval of the Board, permit a director or executive officer, or his or her immediate family member (i.e., spouse, parent, step-parent, child, step-child, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or anyone (other than a tenant or employee) who shares that person’s home) (a “related person”) to enter into a transaction in which we are a participant, if (a) the amount involved exceeds $120,000; and (b) the related person has or will have a direct or indirect material interest. We annually solicit information from directors and executive officers to monitor potential conflicts of interest and comply with SEC requirements regarding approval or disclosure of “related person transactions.” We did not engage in any transaction in 2011 nor is there any currently proposed transaction that exceeds or is expected to exceed $120,000 in which we were or are a participant and in which a related person had or will have a direct or indirect material interest.

Pursuant to our Stockholders Agreement dated July 28, 2010, GSUIG, L.L.C. has agreed to vote its shares of Common Stock and Preferred Stock eligible to vote in favor of the Board’s nominees for election to the Board. In addition, GSUIG has agreed to vote its shares of Common Stock and Preferred Stock eligible to vote (i) against the removal of any of our nominated directors and (ii) with respect to any other action to be voted on (other than a business combination involving us), in accordance with the Board’s recommendation. GSUIG’s obligation to vote in such manner will terminate on the date on which its ownership percentage of our issued and outstanding capital stock (on an as-converted basis) falls below 3%. As a result of the Stockholders Agreement, GSUIG is required to vote (1) all shares of Preferred Stock and Common Stock it holds as of the Record Date, which equals 5,327,580 shares in the aggregate, and (2) 677,984 shares of Preferred Stock held in escrow for the benefit of GSUIG over which it has voting rights, in each case, “for” each director nominee and “for” each of Proposals 2, 3, 4 and 5.

Board Role in Risk Oversight. The Board as a whole is responsible for overseeing our risk exposure as part of determining a business strategy that generates long-term stockholder value. The Board shapes our enterprise-wide risk philosophy and profile in light of our overall strategy and direction. Each of the Board’s standing committees set forth below focuses attention on risk areas implicated by its area of expertise. The Audit Committee assists the Board in fulfilling its oversight responsibilities of our compliance with legal, ethical and regulatory requirements, and our process to manage business and financial risk. The Audit Committee’s specific duties include: (1) overseeing the work of our independent auditors; (2) reviewing and discussing with management our major risk exposures and the steps management has taken to monitor, control and manage such exposures, including our risk assessment and risk management guidelines and policies; (3) reviewing attorneys’ reports containing evidence of material violations of securities laws, breaches of fiduciary duty or other similar violations of state or federal law; and (4) reviewing the results of significant investigations, examinations or reviews performed by regulatory authorities and management’s responses.

The Compensation and Stock Plan Committee (the “Compensation Committee”) is responsible for analyzing the risk associated with our compensation practices. We design our incentive compensation to reward officers and other key employees for committing to and delivering on financial goals that we believe are challenging yet (i) reasonably achievable; (ii) require meaningful revenue and profitability performance to reach the target level; and (iii) require substantial revenue and profitability performance to reach the maximum level. The financial performance required to reach the maximum level of compensation is developed within the context of annual budget planning and, while difficult to achieve, is not viewed to be at such an aggressive level that it would induce bonus-eligible employees to take inappropriate risks that could threaten our financial and operating stability. The Compensation Committee has reviewed our material cash incentive plans, which fall into two types: (1) those for front line sales production employees and (2) those for the sales and corporate leadership. The front line sales incentive plans typically provide incentives based on quarterly financial or individual and team operational metrics, and monthly or quarterly payouts. The sales and corporate leadership plans use financial targets based on consolidated and/or division metrics as well as individual leadership and performance considerations. We have internal controls over financial reporting and the measurement and calculation of compensation goals, and other financial, operational and compliance policies and practices that are designed to keep these compensation programs from being susceptible to manipulation by any employee, including our named executive officers.

The Compensation Committee considers the risks associated with the compensation plans in light of several factors, including (1) the amount of incentive compensation paid to a particular group as a percentage of total incentive cash paid and as a percentage of division and/or consolidated revenue, gross profit and EBITDA; (2) the number of plan participants in any particular plan as a percentage of total incentive plan participants; and (3) the amount of incentive compensation per individual plan participant, which typically ranges from 10-60% of total compensation. The Compensation Committee believes the use of a long-term incentive award program that has targets that span a three-year performance period, balances risk and reward by discouraging excessive risk that could threaten our long-term value, but at the same time encourages innovation to build our value in the short- and long-term. The Compensation Committee also reviewed our program for design features that have been identified by experts as having the potential to encourage excessive risk-taking, such as: (A) too much focus on equity, (B) compensation mix overly weighted toward short-term results, (C) highly leveraged payout curves and steep payout cliffs at specific performance levels that could encourage short-term actions to meet payout thresholds, and (D) unreasonable goals or thresholds. Based on the recommendations of the Compensation Committee after its consideration of the foregoing factors, the Board has determined that our compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on us.

The Corporate Governance Committee considers the risk associated with our quality programs. It reviews and discusses with our management relevant quality metrics, performance improvement, compliance with certification standards and related laws and regulations as well as our enterprise risk management process relating to the quality of our services.

Board Meetings and Committees; Annual Meeting Attendance

Board Leadership Structure. We currently separate the roles of Chairman of the Board and the Chief Executive Officer (“CEO”). Our CEO, Ms. Salka, is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, Mr. Wheat, provides guidance to our CEO and presides over meetings of the Board. The Board believes that the separation of the two roles promotes good governance and best serves our needs at the current time. It appropriately balances the need for our CEO to run our day-to-day operations, with significant involvement and authority vested in an outside independent director. Our CEO is the only member of our Board who the Board has not deemed independent.

We have standing Audit, Corporate Governance, Compensation and Executive Committees. The Board committees are chaired by independent directors, each of whom reports to the Board at Board meetings on the activities and decisions made by their respective committees. The Board makes committee assignments and designates committee chairs based on a director’s independence, knowledge, interests and areas of expertise. We believe this structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at Board meetings. In line with our value of continuous improvement, the directors conduct an evaluation of the performance of the Board and each of the committees on an annual basis. We describe the current functions and members of each committee below.

Board and Committee Meetings and Director Attendance. During 2011, the Board met five times and took action by unanimous written consent three times. In 2011, no member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the Board (during the periods that he or she served on such committees). We encourage but do not require our directors to attend our annual meeting of stockholders. All of our directors attended our 2011 Annual Meeting of Stockholders.

Audit Committee. During 2011, Paul E. Weaver, Andrew M. Stern and R. Jeffrey Harris comprised the Audit Committee. Mr. Weaver served as its Chairman. The Board has determined that all Audit Committee members are financially literate, and that Mr. Weaver satisfies the criteria for an “audit committee financial expert” as defined by SEC rules and regulations. All members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 303A of the NYSE Listed Company Manual.

The Audit Committee met nine times in 2011. Our Audit Committee Charter sets forth the duties of the Audit Committee. The Audit Committee is responsible for, among other things, overseeing our financial reporting process. In the course of performing its functions, the Audit Committee as provided by our Audit Committee Charter:

(i)	reviews our internal accounting controls and audited financial statements,

(ii)	reviews with our independent registered public accounting firm the scope of its audit, its audit report and its recommendations,

(iii)	considers the possible effect on the independence of such firm in approving non-audit services requested of it, and

(iv)	appoints our independent registered public accounting firm, subject to ratification by our stockholders.

The Board originally adopted our Audit Committee Charter on October 17, 2001 and last amended it in February 2012. We publish it in the Corporate Governance portion of the Investors section of our website at www.amnhealthcare.com.

Corporate Governance Committee. During 2011, Andrew M. Stern, Dr. Michael M.E. Johns and Martha H. Marsh comprised the Corporate Governance Committee. Mr. Stern served as its Chairman. During 2011, the Corporate Governance Committee met four times. All members of the Corporate Governance Committee meet the standards for independence required by the NYSE.

Committee Responsibilities. The duties of the Corporate Governance Committee are set forth in our Corporate Governance Committee Charter adopted by the Board in October 2001 and last amended in September 2011. We publish our Corporate Governance Committee Charter in the Corporate Governance portion of the Investors section of our website at www.amnhealthcare.com. The Corporate Governance Committee (i) identifies and recommends individuals qualified to become members of the Board, (ii) evaluates from time to time the Guidelines, (iii) reviews the Board’s performance on an annual basis, (iv) recommends potential successors to the CEO and (v) reviews and discusses with our executive team relevant quality metrics, performance improvement, compliance with certification standards and related laws and regulations as well as our enterprise risk management process relating to the quality of our services.

Director Nominee Procedures. The Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers, stockholders or it may choose to engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Corporate Governance Committee considers the qualifications set forth in our Guidelines, including judgment, business and management experience (including financial literacy), leadership, strategic planning, reputation for honesty and integrity, diversity and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of the Board. The Corporate Governance Committee may engage a third party to conduct or assist with the evaluation. Ultimately, the Corporate Governance Committee seeks to recommend to the Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; (2) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations; and (3) adhere to our Code of Business Conduct and Ethics.

The Corporate Governance Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in the Bylaws, as outlined below. To have a nominee considered by the Corporate Governance Committee for election at the 2013 Annual Meeting of Stockholders, a stockholder must submit the recommendation in writing to the attention of our Secretary at our corporate headquarters no later than January 13, 2013. Any such recommendation must include:

•	the name and address of the candidate;

•

a brief biographical description of the candidate, including the candidate’s occupation for at least the last five years, and a statement of the qualifications of the candidate taking into account the qualifications requirements set forth in our Guidelines as well as:

(i)	the name and address, as they appear on our books, of the stockholder and the name and address of any beneficial owner on whose behalf a nomination is being made and the names and addresses of their affiliates,

(ii)	the class and number of shares of stock held of record and beneficially by such stockholder, and any such beneficial owner or affiliate, and the date such shares were acquired,

(iii)	a description of any agreement, arrangement or understanding regarding such nomination between or among such stockholder, beneficial owners, affiliates or any other persons (including their names) acting in concert with any of the foregoing, and a representation that the stockholder will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(iv)

a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the notice of nomination by, or on behalf of, such stockholder, beneficial owners or affiliates the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of such stockholder, beneficial owners or affiliates with respect to shares of our capital stock and a representation that the stockholder will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(v)	a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which such stockholder, beneficial owners or affiliates have a right to vote any shares of our capital stock,

(vi)	a representation that the stockholder is a holder of record of our capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination,

(vii)	all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, and the written consent of each stockholder nominee to being named in a proxy statement as a nominee and to serve if elected,

(viii)	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, beneficial owners, affiliates or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder, beneficial owner or any person acting in concert therewith, were the “registrant” for purposes of such rule and the stockholder nominee were a director or executive of such registrant,

(ix)	a statement of whether the stockholder nominee agrees to tender a resignation if he or she fails to receive the required vote for re-election, in accordance with the Guidelines and Section 3.3 of the Bylaws, and

(x)	all other information that would be required to be filed with the SEC if the stockholder, beneficial owner or affiliate were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor statute thereto.

We may require any stockholder nominee to furnish such other information as we may reasonably require to determine the eligibility of the stockholder nominee to serve as one of our directors. Once we receive the recommendation, we will deliver to the stockholder nominee a questionnaire that requests additional information about his or her independence, qualifications and other matters that would assist the Corporate Governance Committee in evaluating the stockholder nominee, as well as certain information that must be disclosed about him or her in our proxy statement or other regulatory filings, if nominated. Stockholder nominees must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Corporate Governance Committee.

The Corporate Governance Committee received no recommendation for a director nominee from any stockholder during 2011 for the upcoming director election to be held at the Annual Meeting.

Compensation and Stock Plan Committee. During 2011, R. Jeffrey Harris, Dr. Michael M.E. Johns and Martha H. Marsh comprised the Compensation and Stock Plan Committee. Mr. Harris served as its Chairman. The Compensation Committee met seven times during 2011 and took action by unanimous written consent one time.

The Compensation and Stock Plan Committee Charter, which the Board adopted in March 2004 and last amended in December 2010, sets forth the duties of the Compensation Committee. We publish our Compensation and Stock Plan Committee Charter in the Corporate Governance portion of the Investors section of our website at www.amnhealthcare.com. The Compensation Committee (i) reviews, administers, and, where applicable, makes recommendations to the Board regarding (A) compensation of our CEO, all senior officers that report directly to our CEO, and the directors and (B) our incentive compensation plans and equity-based plans; (ii) prepares the Compensation Committee Report required by the SEC to be included in our annual proxy statement and recommends its inclusion in the annual proxy statement to the Board; (iii) recommends the frequency of the “say-on-pay” vote in the non-binding shareholder proposal required by SEC rules; (iv) oversees the preparation of our compensation disclosure and analysis required by the SEC to be included in our annual proxy statement and recommends its inclusion in the proxy statement to the Board; and (v) evaluates the performance of our CEO.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee consists exclusively of non-employee, independent directors, none of whom has a business relationship with us, other than in his or her capacity as director, or has any interlocking relationships with us that are subject to disclosure under the rules of the SEC related to proxy statements. All members of the Compensation Committee meet the standards for independence required by the NYSE.

The Compensation Committee reviews all components of compensation of the named executive officers and other senior officers that directly report to our CEO on an annual basis and will consider changes at other times if a change in the scope of the officer’s responsibilities justifies such consideration. The Compensation Committee generally conducts its salary and bonus structure review for a particular year in the last quarter of the previous year or early in the subject year. At that time, the Compensation Committee evaluates compensation by, among other things, reviewing (1) peer benchmarking information relating to financial performance and compensation levels, (2) national survey data, (3) the individual’s performance and duties, (4) analysis and advice from its compensation consultant, (5) our financial and operational performance, and (6) the recommendations of our CEO (who does not provide a recommendation for herself). With respect to our current Senior Management Incentive Bonus Plan (the “Bonus Plan”), which our stockholders approved in May 2003 and reapproved in April 2008, the Compensation Committee, as the administrator of the Bonus Plan, designates which participants are eligible for an award, the performance criteria for the award and the maximum award each year. Prior to or at the beginning of each fiscal year, the Board sets financial targets for our performance. Thereafter, the Compensation Committee sets the range of financial performance and corresponding targets for the named executive officers’ cash incentive compensation under the Bonus Plan.

The Compensation Committee may also grant annual equity awards under our 2005 Amended and Restated Equity Plan (the “Equity Plan”). In addition to annual grants, the Compensation Committee has granted equity awards to key employees upon their initial employment, promotion or as special retention awards. In the Compensation Committee’s discretion, it may authorize our CEO to grant equity awards to non-officer employees within certain individual and aggregate thresholds with the effective date of each such grant generally being the effective date of the grantee’s promotion or commencement of employment. The Compensation Committee reviews any awards granted by our CEO. The Compensation Committee does not have any policy or practice to time the grant of equity awards in conjunction with the release of material non-public information.

The Compensation Committee typically retains an independent consultant to assist it in fulfilling its responsibilities. Since 2008, the Compensation Committee has utilized Frederic W. Cook & Co., Inc. as its compensation consultant. Our compensation consultant advises the Compensation Committee on a variety of topics, including, among others, our equity compensation program, the design of our cash incentive program, the evaluation of the alignment of our compensation program with our stockholders’ interests, the risks presented by our executive compensation program structure and the assessment of the program compared to our peers. In retaining and utilizing Frederic W. Cook & Co., the Compensation Committee considers directors’ experience with its employees and representatives while serving on other boards, its knowledge and experience in executive compensation program design, corporate finance and legal and regulatory issues and experience providing consultative services to boards, as well as its analysis of our existing program and proposal of key considerations in evaluating and strengthening our program. When selecting compensation consultants, legal counsel or other advisors, the Compensation Committee considers factors affecting independence. Frederic W. Cook  & Co. does not have any other relationship with or provide any other services to us.

Executive Committee. During 2011, Douglas D. Wheat, Susan R. Salka and Paul E. Weaver comprised the Executive Committee. The Executive Committee exercises the power of the Board in the interval between meetings of the Board. The Executive Committee met one time in 2011. The Committee took action by unanimous written consent one time.

Executive Sessions of Non-Management Directors

The Board has regularly scheduled meetings during the year for non-management directors without management present. During 2011, the Chairman of the Board presided at the meetings of non-management directors. The non-management directors may meet without management present at times as determined by the Chairman, or, should there not be one, the presiding director.

Communications with the Board of Directors

The Board has established the following procedure for stockholders to communicate with members of the Board and for all interested parties to communicate with the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of our Secretary at our corporate headquarters located at 12400 High Bluff Drive, Suite 100, San Diego, CA 92130. The Secretary collects and maintains a log of each such communication and forwards any that the Secretary believes requires immediate attention to the appropriate member or group of members of the Board, who then determines how such communication should be addressed.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Seven directors are to be elected at the Annual Meeting to hold office until the next annual meeting or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified. The proxy will be voted in accordance with the directions stated on the card, or, if no directions are stated, for election of each of the seven nominees listed below. Upon the recommendation of the Corporate Governance Committee, the members of the Board have nominated for election our seven current directors. The director nominees for election named below are willing to be duly elected and to serve. If any such nominee is not a candidate for election at the Annual Meeting, an event that the Board does not anticipate, the proxies will be voted for a substitute nominee. We set forth information with respect to the business experience, qualifications and affiliations of our director nominees below.

Director Nominees

R. Jeffrey Harris, age 57, has served as our director since September 2005. He is Chairman of the Compensation Committee and a member of the Audit Committee. The Board has concluded that Mr. Harris is qualified to serve on the Board because he brings considerable mergers and acquisitions experience. In addition, Mr. Harris has experience as a director on public company compensation and corporate governance committees, which experience is essential in designing and maintaining our executive compensation programs and developing our succession planning strategies. Mr. Harris served on the board of Sybron Dental Specialties in 2005 until Danaher Corporation acquired it in 2006. Mr. Harris served on the board of Playtex Products, Inc. from 2001 until Energizer Holdings acquired it in October 2007. Mr. Harris was director of Prodesse, Inc., an early stage biotechnology company, from 2002 until 2009, when Gen-Probe Incorporated acquired it. Since 2002, Mr. Harris has been involved as an investor in and a director of early stage companies primarily in southeast Wisconsin, and, since 2008, Mr. Harris has been a director of Guy & O’Neill, Inc., which is in the business of formulation, packaging and liquid filling. Mr. Harris also served Apogent Technologies, Inc. in the following capacities: (1) as Of Counsel from December 2000 through 2003, (2) as Vice President, General Counsel and Secretary from 1988 to 2000, and (3) as a director from 2000 to 2004, when Fisher Scientific International, Inc. acquired it.

Michael M.E. Johns, M.D., age 70, has served as our director since December 2008. He is a member of the Compensation Committee and the Corporate Governance Committee. The Board has concluded that Dr. Johns is qualified to serve on the Board because he has extensive healthcare experience and is a recognized healthcare thought leader. This expertise is vital in shaping our strategy to deliver innovative and expanded service offerings as a healthcare workforce solutions company. In addition, Dr. Johns has experience serving on the board and the compensation committee of a large publicly-traded company, Johnson & Johnson, since 2005. In October 2007, Dr. Johns was appointed Chancellor of Emory University. From 1996 to 2007, Dr. Johns served as Executive Vice President for Health Affairs and Chief Executive Officer of the Robert W. Woodruff Health Sciences Center of Emory University and the Chairman of the Board of Directors of Emory Healthcare. From 1990 to 1996, Dr. Johns was Dean of the Johns Hopkins School of Medicine and Vice President of the Medical Faculty at Johns Hopkins University. Since 2000, Dr. Johns has served on the board of the Genuine Parts Company, for which he is a member of its compensation, governance and nominating committee, and he is a member of the Board of Regents of the Uniformed Services University for the Health Sciences. Additionally, Dr. Johns sits on several philanthropic boards, including the National Health Museum Board.

Martha H. Marsh, age 63, has served as our director since September 2010. She is a member of the Compensation Committee and the Corporate Governance Committee. The Board has concluded that Ms. Marsh is qualified to serve on the Board because she has extensive “C-suite” leadership and expertise in the healthcare industry. In fact, in 2004, Modern Healthcare named her as one of the nation’s 100 most powerful people in healthcare. Ms. Marsh’s experience and understanding of the challenges and opportunities of large healthcare facilities is immensely useful in directing our strategy to innovate and provide enhanced and expanded workforce solutions service offerings to meet our clients’ shifting needs. Ms. Marsh served as President and CEO of Stanford Hospital and Clinics for eight years, from April 2002 until her retirement in August 2010. Previously, Ms. Marsh served as the CEO of UC Davis Medical Center and the Chief Operating Officer of the UC Davis Health System from 1999 to 2002. Prior to that time, she served as the Senior Vice President for Professional Services and Managed Care at the University of Pennsylvania Health System, and before that as President and CEO of Matthew Thornton Health Plan in Nashua, New Hampshire. Ms. Marsh is a past Chair of the Board of Trustees for the California Hospital Association and the California Association of Hospitals and Health Systems. Appointed by President George W. Bush in 2003, Ms. Marsh has served on the National Infrastructure Advisory Council. She also serves on the boards of Teichert, Radisphere and Ascension Healthcare Network, three privately held companies.

Susan R. Salka, age 47, has been our director since September 2003, our President since May 2003 and our CEO since May 2005. She serves as a member of the Executive Committee of the Board. The Board has concluded that Ms. Salka is qualified to serve on the Board because she has over two decades of experience in the healthcare services industry, including 22 years’ experience with us in various roles. In such roles, she has helped grow our business both organically and through acquisitions into the national industry leader we are today. Ms. Salka also has experience serving on other public company boards. Since 1990, Ms. Salka has been employed by us in a variety of leadership positions, including Chief Financial Officer and Chief Operating Officer. Prior to joining us, Ms. Salka worked at BioVest Partners, a venture capital firm, and at Hybritech, a subsidiary of Eli Lilly & Co., which Beckman Coulter later acquired. Ms. Salka served on the board of directors and the audit committee of Beckman Coulter from 2007 until 2011, when Danaher Corporation acquired it. Additionally, she served on the board of Playtex Products, Inc. from 2001 until Energizer Holdings acquired it in October 2007. Ms. Salka also serves on the boards of BIOCOM and the San Diego State University Campanile Foundation.

Andrew M. Stern, age 63, has served as our director since November 2001. He is Chairman of our Corporate Governance Committee and a member of the Audit Committee. The Board has concluded that Mr. Stern is qualified to serve on the Board because he brings deep and long-standing healthcare industry experience as well as unparalleled investor communications and media expertise, which have been critical in guiding the structuring of our communications strategy with our investors, clients and other key stakeholders. Since 1983, Mr. Stern has served as Chairman of the Board and Chief Executive Officer of Sunwest Communications, Inc., a public relations firm. From 1975 to 1977, he served as Staff Assistant to President Gerald R. Ford at The White House and then served in senior corporate positions until founding Sunwest in 1982. Mr. Stern also serves as a director of Medical City Dallas Hospital and as an advisory director of the Center for Political Communication. He is past Chairman of the Texas Healthcare Trustees Association, past director of DNB Bancshares and past advisory director of NeoSpire, Inc.

Paul E. Weaver, age 66, has served as our director since July 2006. Mr. Weaver is Chairman of our Audit Committee and is a member of the Executive Committee. He is designated as a financial expert on the Audit Committee. In addition to fulfilling the Sarbanes-Oxley financial expert requirement for the Audit Committee, the Board has further concluded that Mr. Weaver is qualified to serve on the Board because of his extensive international audit and finance experience and sophistication, which are instrumental to the Audit Committee’s effective review of periodic financial disclosures, evaluation of our independent auditors and our internal controls, and understanding of critical accounting practices and complex tax matters. Mr. Weaver is a former Vice Chairman of PricewaterhouseCoopers, LLP and was Chairman of its global technology, infocom and entertainment/media practice group. Mr. Weaver serves on the boards of Unisys Corporation and WellCare Health Plans, Inc., serving as Chairman of the audit committees and a member of the compensation committees of both companies. Mr. Weaver previously served on the boards of Idearc, Inc. and Gateway, Inc. He also serves on the corporate advisory board of the University of Michigan Business School, and is Chairman of the Board of the Statue of Liberty/Ellis Island Foundation.

Douglas D. Wheat, age 61, has served as our director almost continuously since November 1999. Mr. Wheat is Chairman of our Board and a member of the Executive Committee. The Board has concluded that Mr. Wheat is qualified to serve on the Board because he possesses significant healthcare staffing industry knowledge and extensive expertise in corporate finance and mergers and acquisitions. Such knowledge and expertise are critical to the successful design and implementation of our growth strategy. Mr. Wheat previously served on the boards of several companies, including Nebraska Book Company, Inc., Smarte Carte Corporation, and Playtex Products, Inc., for which he was Chairman from 2004 to 2006. Mr. Wheat is currently Chairman of the Board of SuperMedia, Inc., an advertising company for local small- to medium-sized businesses and publisher of yellow pages directories. Mr. Wheat is a partner of Southlake Equity Group, and previously served as Chairman of Foxbridge Partners, LLC and President of Haas Wheat & Partners, L.P.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE SEVEN DIRECTOR NOMINEES NAMED ABOVE.

Non-Director Executive Officers

Ralph Henderson, age 51, joined us as President, Nurse Staffing in September 2007. In February 2009, we appointed him President, Nurse and Allied Staffing and in February of 2012, named him President, Healthcare Staffing as he assumed executive leadership for all of our temporary staffing divisions. Mr. Henderson is responsible for leading the sales and financial performance of our nurse and allied staffing segment and our locum tenens segment. Prior to September 2007, Mr. Henderson served as Senior Vice President, Group Executive for Spherion, Inc., one of the largest commercial and professional staffing companies in the United States. Mr. Henderson started with Spherion in 1995 and held several leadership positions, including Regional Vice President and General Manager, Vice President of National Accounts, and Senior Vice President, Western Division. Prior to Spherion, Mr. Henderson was employed by American Express for nine years where in his last role he served as Vice President of Sales and Account Management in the Travel Management Services Division. Mr. Henderson holds a Bachelor of Science degree in Business Administration from Northern Arizona University.

Denise L. Jackson, age 47, joined us as General Counsel and Vice President of Administration in October 2000. Ms. Jackson is responsible for our legal, corporate governance, long-term incentive and equity compensation strategies, risk management, corporate audit services and government affairs functions. We appointed her as our Secretary in May 2003 and Senior Vice President in November 2004. From 1995 to September 2000, Ms. Jackson worked for The Mills Corporation serving as Vice President and Senior Counsel from 1998 to 2000. She holds a Juris Doctorate degree from the University of Arizona, a Master of Public Health from The George Washington University and a Bachelor of Science in Liberal Studies from the University of Arizona. Ms. Jackson is licensed as an attorney in California, the District of Columbia, Arizona and New York.

Brian M. Scott, age 42, joined us in December 2003. We appointed him Chief Financial Officer, Chief Accounting Officer, and Treasurer effective January 24, 2011. Prior to that time, Mr. Scott served in a variety of financial and operational roles for us including most recently as Senior Vice President of Operations, Finance and Business Development, in which capacity he oversaw our corporate financial planning and analysis, capital funding and business development activities. He has also served as President of our pharmacy staffing division and as Director, Senior Director and Vice President of Finance, where his roles have included overseeing all accounting operations and SEC reporting. Mr. Scott started his career in San Francisco with KPMG and later became a partner in a mid-sized CPA firm. Mr. Scott also served as controller of a biotechnology company. He is a certified public accountant (inactive) in California, and received his bachelor’s degree in accounting from California Polytechnic State University, San Luis Obispo and a Masters of Business Administration from the McCombs School of Business at the University of Texas at Austin.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date regarding (i) each person known by us to be the beneficial owner of more than 5% of, respectively, the outstanding shares of Common Stock or Preferred Stock, (ii) each director and director nominee of the Company, (iii) the named executive officers and (iv) all executive officers and directors as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Beneficial ownership includes shares for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes shares that each such person or group had the right to acquire within 60 days following the Record Date, including upon the exercise of options or warrants.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Class	Number of Shares of Preferred Stock Beneficially Owned	Percent of Class
EdgePoint Investment Group Inc.(1)	6,694,400	16.49%	—	—
The Goldman Sachs Group, Inc.(2)	5,357,835	12.36%	2,742,329	57.7%
Goldman, Sachs & Co.(2)	5,355,764	12.36%	2,742,329	57.7%
GSUIG, L.L.C.(2)	5,327,580	12.29%	2,742,329	57.7%
Invesco Ltd.(3)	4,270,382	10.52%	—	—
Edgepoint Global Portfolio(1)	3,445,500	8.49%	—	—
BlackRock, Inc.(4)	3,276,562	8.07%	—	—
Wells Fargo and Company(5)	2,552,194	6.29%	—	—
Susan R. Salka(6) (7)	534,503	1.30%	—	—
Denise L. Jackson(7) (8)	183,321	*	—	—
Andrew M. Stern(7) (9)	119,695	*	—	—
Douglas D. Wheat(7) (10)	97,792	*	—	—
Paul E. Weaver(7) (11)	91,972	*	—	—
Ralph Henderson(7) (12)	82,844	*	—	—
R. Jeffrey Harris(7) (13)	60,250	*	—	—
Dr. Michael M.E. Johns(7) (14)	34,122	*	—	—
Brian Scott(7) (15)	32,692	*	—	—
Martha H. Marsh(7) (16)	20,372	*	—	—
All directors, director nominees and executive officers as a group(17)	1,257,563	3.04%	—	—

*	Less than 1%.

(1)	Edgepoint Investment Group, Inc. (“EIG”) has shared voting power and shared dispositive power over the 6,694,400 shares of our Common Stock it beneficially owns. EIG serves as the investment manager of Edgepoint Global Portfolio (“EGP”), and, according to the disclosure set forth in the Schedule 13G/A (Amendment No. 3) filed by, among others, EIG and EGP, on December 7, 2011 (the “EIG/EGP Schedule 13G”), had shared voting and dispositive power over shares owned by EGP. Accordingly, the number of shares of our Common Stock that EIG beneficially owns includes 3,445,500 shares beneficially owned by EGP that are also reflected in this table. EGP reports that it has shared voting power and shared dispositive power over the 3,445,500 shares of our Common Stock it reports to beneficially own. EIG’s and EGP’s address is 150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada. Ownership amount and the other information contained in this footnote based solely on information contained in the EIG/EGP Schedule 13G.

(2)

Goldman, Sachs & Co. (“GS & Co.”) is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. (“GS Group”). GS Group is the sole member of GSUIG, L.L.C. (“GSUIG”). GS & Co. serves as the investment manager for GSUIG. GS Group has sole voting and dispositive power of 2,071 of the shares of Common Stock reported for it in this table. With respect to all other shares of Preferred Stock and Common Stock, GS Group by virtue of their relationship with GS & Co. and GSUIG may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the shares of Common Stock and Preferred Stock beneficially owned by GS & Co. and GSUIG, and GS & Co. may be deemed to have shared voting power and shared dispositive power with regard to, and therefore may be deemed to beneficially own, the shares of Common Stock and Preferred Stock beneficially owned by GSUIG. The number of shares of Common Stock beneficially owned by each, as indicated in the table above, includes 2,742,329 shares of Common Stock issuable to GSUIG upon conversion of Preferred Stock. The address for each of GS Group, GS & Co. and GSUIG is 200 West

Street, New York, NY 10282. Common Stock ownership amounts for each is based on information contained in Amendment No. 3 to Schedule 13D filed by GS Group with the SEC on July 8, 2011.

The number of shares of Common Stock and Preferred Stock beneficially owned by each of them excludes 677,984 shares of Preferred Stock held in escrow for the benefit of GSUIG over which GSUIG has voting rights. We calculate the percentage of Common Stock beneficially owned by including the number of shares of Preferred Stock owned in both the numerator and the denominator.

(3)	Invesco Ltd. reports that Invesco Advisers, Inc. (1) is its subsidiary, which subsidiary advises the Invesco Van Kampen Small Capital Value Fund (which fund owns 4,052,972 shares of Common Stock) and (2) has sole voting and dispositive power of 4,052,972 shares of the Common Stock that Invesco Ltd. reports to beneficially own. Other of Invesco Ltd.’s affiliates have sole voting and dispositive power over the remainder of the shares of Common Stock Invesco Ltd. reports to beneficially own. Invesco Ltd.’s address is 1555 Peachtree Street NE, Atlanta, GA 30309. Ownership amounts and other information contained in this footnote, including voting power and dispositive power, are based solely on information contained in Schedule 13G/A (Amendment No. 1) filed by Invesco, Ltd. with the SEC on February 6, 2012.

(4)	BlackRock Inc.’s address is 40 East 52nd Street, New York, NY 10022. Ownership amount based solely on information contained in the Schedule 13G/A (Amendment No. 2) filed with the SEC on February 10, 2012.

(5)	Of the 2,552,194 shares beneficially owned, Wells Fargo and Company reported sole voting power as to 1,774,122 shares and sole dispositive power as to 2,353,492 shares. Wells Fargo and Company’s address is 420 Montgomery Street, San Francisco, CA 94104. Ownership amounts and other information contained in this footnote are based solely on information contained in Schedule 13G/A (Amendment No. 3) filed by Wells Fargo and Company with the SEC on January 24, 2012.

(6)	Includes 119,267 shares owned directly by Ms. Salka and equity awards for 415,236 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date. It does not include 142,897 shares of our Common Stock, for which she has deferred receipt under our 2005 Amended and Restated Executive Nonqualified Excess Plan. We calculate the percentage of Common Stock beneficially owned by including the number of shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date in both the numerator and the denominator.

(7)	Our named executive officers and our directors also have vested equity awards in the form of stock appreciation rights (“SARs”) that are not reflected on this table. Under our SARs, grantees have the right to acquire an amount of our Common Stock equal in value to the difference between the fair value of our Common Stock on the date of exercise less the grant price. The range of grant prices of our outstanding SARs for our named executive officers and our directors is $5.32 to $24.95 (the “SAR Grant Price Range”). Because the price of our Common Stock as of the Record Date fell below the SAR Grant Price Range for all SARs other than those held by Ms. Marsh, no named executive officer or director, other than Ms. Marsh, had a right to acquire any of our Common Stock under their vested SARS or any SARs that would vest within 60 days following the Record Date. At the Record Date, Ms. Marsh would have been able to acquire an additional 429 shares of Common Stock not reflected in the table above. As of March 5, 2012, the price of our Common Stock fell below $5.32, and, accordingly, Ms. Marsh had no right to acquire any shares of Common Stock under her SARs as of such date. For the number of SARs held by the named executive officers and their respective SAR Grant Price Ranges, please see the section entitled “Outstanding Equity Awards at Fiscal Year End” set forth below. The number of vested SARs or SARs that vest within 60 days following the Record Date held by our directors and their respective SAR Grant Price Range are as follows:

Director	# of SARS Vested or Will Vest Within 60 Days of Record Date	SAR Grant Price Range ($)
Andrew M. Stern	25,098	6.00 to 24.95
Douglas D. Wheat	29,543	6.00 to 24.95
Paul E. Weaver	27,320	6.00 to 24.95
R. Jeffrey Harris	29,543	6.00 to 24.95
Dr. Michael M.E. Johns	18,154	6.00 to 8.83
Martha H. Marsh	5,397	5.32

(8)	Includes 61,295 shares owned directly by Ms. Jackson and equity awards for 122,026 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(9)	Includes 11,500 shares owned directly by Mr. Stern and equity awards for 108,195 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(10)	Includes 30,042 shares owned directly by Mr. Wheat and equity awards for 67,750 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(11)	Includes 47,000 shares owned directly by Mr. Weaver and equity awards for 44,972 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(12)	Includes 60,499 shares owned directly by Mr. Henderson and equity awards for 22,345 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(13)	Includes 2,500 shares owned directly by Mr. Harris and equity awards for 57,750 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(14)	Represents 34,122 shares of Common Stock deemed to be beneficially owned by Dr. Johns by reason of the right to acquire such shares within 60 days following the Record Date.

(15)	Includes 22,888 shares owned directly by Mr. Scott and equity awards for 9,804 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(16)	Represents 20,372 shares of Common Stock deemed to be beneficially owned by Ms. Marsh by reason of the right to acquire such shares within 60 days following the Record Date.

(17)	We calculate the percentage of Common Stock beneficially owned by including the number of shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date in both the numerator and the denominator.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC rules to furnish us with copies of Section 16(a) forms they file. We believe that all of our directors, named executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them in 2011.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation objectives, philosophy, practices and programs as well as how the Compensation Committee determines executive compensation under those programs, focusing on the compensation of our named executive officers for fiscal year 2011. In particular, this CD&A provides information related to each of the following aspects of our executive compensation program:

•	the objectives and philosophy of our executive compensation program;

•	our executive compensation oversight, processes and criteria;

•

the components of our compensation program, which include (1) base salary, (2) short-term annual awards in the form of cash bonuses under our Bonus Plan, (3) long-term incentive awards under our Bonus and Equity Plans, (4) a non-qualified deferred compensation excess savings plan as well as benefits generally available to all of our employees, and (5) for our CEO, an employment agreement with severance provisions, and, for our other named executive officers, severance arrangements; and

•	how each component fits into our overall compensation objectives.

Additionally, this CD&A provides a detailed description of the major changes in our compensation practices and programs that the Compensation Committee has implemented for fiscal years 2011 and 2012.

Executive Summary

Our Compensation Philosophy and Objectives

The Compensation Committee premises its compensation objectives on the following four principles: (1) a significant portion of executive compensation should be performance-based, linking the achievement of our financial and strategic objectives to pay; (2) the financial interests of our executive management and our stockholders should be aligned; (3) the executive compensation program should be structured so that we can compete in the marketplace in hiring and retaining top level executives in our industry and within our peer group with compensation that is competitive and reasonable; and (4) our compensation program should be designed to reward prudent business judgment and promote disciplined progress towards our long-term goals.

These principles are reflected in the primary components of our executive compensation program, which are base salary, short-term annual awards in the form of cash bonuses, long-term incentive awards, either in the form of equity or cash, and participation in a non-qualified deferred compensation excess savings plan as well as benefits generally available to all of our employees. The Compensation Committee’s overall philosophy is to generally set total direct compensation (salary, short-term annual awards, and long-term incentive awards) at or about the median level as compared to our peer group, although individual peer comparisons vary based on individual performance and experience, scope of responsibilities, changes in our peer group and internal parity considerations. Because the long-term incentive awards are equity based with a relative and absolute shareholder return component, the ultimate realizable value of executive compensation is strongly aligned with shareholder return.

In 2011, over 65% of our compensation for each of our named executive officers was performance-based. We held salaries at previous levels, which, for our CEO, has remained unchanged since 2007 and falls below the median of our peer group. We estimated that the 2011 target cash compensation of our CEO would fall within the 34th percentile for CEOs and the 42nd percentile for total direct compensation. The CEO’s total target direct compensation for 2011 reflected our relatively poor stock performance and shareholder return in 2010. However, with a significant majority of our CEO’s compensation tied to performance, there was substantial opportunity for above-median compensation based on our performance.

Key Changes to Compensation Practices Since January 2011

In line with our core value of continuous improvement, we actively listen to our stockholders and review our actions to ensure that we have designed and implemented compensation programs that we believe will create value for our stockholders with a balance of short- and long-term incentives. Over the past two years, we have made significant changes to our compensation practices and programs, including tying an even greater percentage of our named executive officers’ compensation more directly to performance. The following table illustrates the most significant changes, each of which we discuss more fully in this CD&A.

Compensation Practice Prior to 2011	Changes to Compensation Practice

Long-term incentive awards were in the form of equity grants. Equity grants were a combination of (1) time-based restricted stock unit (“RSU”) grants with three-year cliff vesting that contained an accelerated vesting provision upon achievement of certain financial targets, and (2) time-based SARs or stock options.

1.      In 2011, 50% of the RSUs granted were performance-based awards subject to satisfaction of relative total shareholder return and absolute shareholder return thresholds and targets for a three-year period. In 2012, the Compensation Committee intends to increase to 70% the proportion of long-term incentive awards based on these performance criteria, giving even greater weight to these direct performance awards tied to shareholder return.

2.      2011 equity grants were at values of approximately 33% less than prior years (based on the formula we historically utilized), to bring our total direct compensation for our CEO below the median of our revised peer group given our total shareholder return performance.

3.      No SARs or stock options were granted in 2011 or 2012.

Generally, we set the targets for the Bonus Plan identically with the targets under our annual operating plan.	In 2011, to receive a threshold payout under a particular component of the Bonus Plan, 100% of the 2011 annual operating plan (the “2011 Operating Plan”) target for such component had to be achieved. The Bonus Plan target levels were set at 103.33% and 106.67% of the 2011 Operating Plan for consolidated revenue and Adjusted EBITDA, respectively.

We had no executive and director stock ownership policy. Instead, we addressed share ownership only of directors by deferring the settlement of stock awards until directors departed the Board.

The Board adopted a stock ownership policy effective January 1, 2012, which contains the following provisions:

1.      Directors required to hold shares of Common Stock equal in value to three times the annual cash retainer.

2.      CEO required to hold shares of Common Stock equal in value to three times annual base salary.

3.      Other named executive officers required to hold a number of shares of Common Stock equal in value to two times annual base salary.

4.      Directors and named executive officers must retain at least 50% of net vested shares of Common Stock from equity grants until ownership thresholds have been met.

2011 Compensation Summary

Our compensation decisions for 2011 were influenced by a variety of factors with the overarching goal of further strengthening the linkage of pay to performance. In 2011, over 65% of the compensation for each of our named executive officers was performance-based. Furthermore, the threshold for a bonus payout for each specific component under the Bonus Plan in 2011 required that, at a minimum, 100% of the 2011 Operating Plan target for such component was achieved.

The Compensation Committee based its decisions around financial goal setting for 2011 and other actions influencing executive compensation on the expectation that (1) we would achieve market leading revenue and Adjusted EBITDA1 growth on a consolidated basis and within each of our business segments, (2) we would capitalize on the acquisition of Medfinders in maximizing cost and revenue synergies, and (3) our named executive officers would lead their teams to successfully execute our business strategy in a manner that reflected our core values.

We exceeded our 2011 Operating Plan targets on both a consolidated basis and in our largest business segment, nurse and allied healthcare staffing. Specifically, our 2011 consolidated adjusted revenue2 grew 37% to approximately $941.4 million and our 2011 consolidated Adjusted EBITDA grew 63% to approximately $70.0 million. Within the nurse and allied staffing segment, revenue grew 54% to approximately $570.7 million and Adjusted EBITDA for the segment grew 78% to approximately $63.4 million. Additionally, we achieved EBITDA synergies in connection with the Medfinders acquisition a full quarter earlier than anticipated and the full-year synergy run rate achieved was at 140% of our 2011 Operating Plan target. However, our locums tenens and home healthcare services segments did not meet our expectations. In addition, notwithstanding our industry-leading performance on a consolidated basis and in our largest segment, the price of our Common Stock declined.

[1]	Adjusted EBITDA represents net income (loss) attributable before net interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock based compensation expense, impairment expenses and acquisition-related expenses. A reconciliation of non-GAAP financial measures can be found at www.amnhealthcare.com/investors. Except for including the discontinued operations result of approximately $2.2 million of EBITDA for 2011, Adjusted EBITDA is consistent with the calculation of that measure in our earnings releases, which also contain reconciliation to the most directly comparable GAAP measure. Adjusted EBITDA is a non-GAAP measure that we believe is a useful measurement of profitability. For purposes of determining whether the consolidated Adjusted EBITDA target had been achieved in 2011, the Compensation Committee (1) excluded the payout of the bonuses and (2) included approximately $2.2 million of EBITDA generated in our home healthcare services segment in 2011, the results of operation of which we classified under discontinued operations in our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2011. For purposes of this proxy statement, the term “Adjusted EBITDA” is determined in the manner set forth in this footnote and year over year comparisons of such metric are calculated on the same basis, consistently applied for each applicable year.
[2]	Consolidated adjusted revenue includes approximately $54.0 million of revenue from our home healthcare services segment, which we reported in discontinued operations in our annual report on Form 10-K for the fiscal year ended December 31, 2011, in addition to the revenue generated in our three other operating segments for 2011. For purposes of this proxy statement, the term “consolidated adjusted revenue” or “consolidated revenue” is determined in the manner set forth in this footnote and year over year comparisons of such metric are calculated on the same basis, consistently applied for each applicable year.

The table below summarizes how these financial results translated into our 2011 executive compensation in terms of our three principal components of executive pay.

Compensation Component	Principal Contribution to Compensation Objectives	2011 Highlights
Base Salary	Attracts and retains executives with an appropriate salary level that reflects the executive’s scope and breadth of responsibility, experience, performance and relative value in the marketplace.

•    Annual base salaries of our named executive officers who served in such capacity in both 2010 and 2011 remained unchanged in 2011 as follows: (1) Ms. Salka, CEO - $675,000; (2) Mr. Henderson - $350,000; and (3) Ms. Jackson - $345,000. Mr. Scott was not CFO in 2010. We set his 2011 annual base salary at $300,000 in January 2011 upon his appointment as an executive officer.

Annual Performance Cash Bonus	Provides meaningful incentive for our named executive officers to achieve primarily short-term, annual financial objectives that support our strategic and financial objectives.

•    Bonus target level for each executive remained unchanged in 2011 as follows:

(1)    Ms. Salka, CEO – 75% of annual base salary, or $506,250;

(2)    Mr. Scott, CFO – 60% of annual base salary, or $180,000;

(3)    Mr. Henderson – 60% of annual base salary, or $210,000; and

(4)    Ms. Jackson – 55% of annual base salary, or $189,750.

•    Metrics of Financial Component of 2011 Cash Bonus and Weighting:

		Component	Weighting
		Consolidated Adjusted EBITDA	25% (12.5% for Mr. Henderson)
		Consolidated Revenues	25% (12.5% for Mr. Henderson)
		EBITDA Synergies	25% (0% for Mr. Henderson)
		Nurse & Allied Healthcare Staffing Segment Revenue	25% (for Mr. Henderson only)
		Nurse & Allied Healthcare Staffing Segment Adjusted EBITDA	25% (for Mr. Henderson only)
		Relative Performance / Individual Leadership	25%

•    All named executive officers received a bonus based on achievement of financial targets.

•    All named executive officers, other than our CEO, received an award under the Relative Performance/Individual Leadership Component (defined on page 19 below), with Mr. Henderson receiving a higher award because of the higher relative outperformance for growth in revenues and Adjusted EBITDA for the nurse and allied healthcare staffing segment. Our CEO received no award under the Relative Performance/Individual Leadership Component because of disappointing performance in our locum tenens and home healthcare services segments and poor relative total shareholder return.

•    For summary information regarding the actual bonuses we paid to our named executive officers for 2011, please see the table set forth immediately below.

Long-Term Equity Incentive Awards	Provide meaningful (1) incentive to have a long-term perspective in supporting and developing our strategic objectives, which includes meeting our financial objectives on a sustained basis and (2) retention incentive.

•    Given (1) our poor share price performance, and (2) the limitation of the number of authorized shares under our Equity Plan, the Compensation Committee did not award stock options or SARs in 2011.

•    The Compensation Committee granted RSU awards, half of which were performance RSU awards, under which the ultimate realizable number of RSUs depends on relative and absolute total shareholder return.

•    The grant date fair value of equity awards was less than the grant date fair value of equity awards that the named executive officers received in 2010.[3] Named executive officers received an equity award grant valued at approximately 33% less than they otherwise would have had we relied on the grant formula we historically utilized for 2010 and prior years.

•    Reduced equity awards brought our total direct compensation for our CEO (given our relative total shareholder return performance) below the median of our revised peer group as part of our overall philosophy of targeting total direct compensation around the median of our peer group.

[3]	For purposes of this comparison, we excluded from the aggregate grant date fair value of the 2010 equity awards the aggregate grant date fair value of the 2010 equity awards given to Mr. Henderson and Ms. Jackson as a one-time retention award. Additionally, Mr. Scott did not become a named executive officer until 2011; as a result, he is not referenced in the comparison.

The table below shows the target and actual bonuses the named executive officers earned in 2011, including the full year target bonus amount, in dollars and as a percentage of salary, and the various specific components of the bonus and the full year bonus total, in dollars and as a percentage of target bonus.5 For 2011, our named executive officers’ actual incentive cash compensation as a percentage of total cash compensation was as follows: (1) Ms. Salka – 42%, (2) Mr. Scott – 43%, (3) Ms. Jackson – 41% and (4) Mr. Henderson – 49%.

Named Executive Officer	2011 Target Base Salary ($)	2011 Target Bonus %	2011 Target Bonus ($)	Consoli- dated Revenue Bonus ($)	Consoli- dated Adjusted EBITDA Bonus ($)	Synergy Target Bonus ($)	N&A Segment EBITDA Bonus ($)	N&A Segment Revenue Bonus ($)	Relative Performance/ Leadership Bonus ($)	Bonus as % of Target	Full Year Performance Bonus ($)
Susan R. Salka	675,000	75	506,250	72,773	158,204	253,125	N/A	N/A	0	96	484,102
Brian M. Scott	300,000	60	180,000	25,875	56,250	90,000	N/A	N/A	54,000	126	226,125
Denise L. Jackson	345,000	55	189,750	27,277	59,296	94,875	N/A	N/A	59,298	127	240,746
Ralph S. Henderson	350,000	60	210,000	15,093	32,813	N/A	105,000	81,375	102,500	160	336,781

Changes in our Named Executive Officers in 2011

We appointed Brian M. Scott as our Chief Financial Officer, Chief Accounting Officer and Treasurer on January 24, 2011, upon the resignation of Bary Bailey. Mr. Scott has been with us since 2004 and most recently had served as our Senior Vice President, Finance prior to his appointment as CFO.

Our Overall Compensation Program Philosophy, Objectives, Oversight and Components

Compensation Program Philosophy and Objectives

We base our compensation program on the following four principles: (1) a significant portion of executive compensation should be performance-based, linking the achievement of our financial and strategic objectives to pay; (2) the financial interests of our executive management and our stockholders should be aligned; (3) the executive compensation program should be structured so that we can compete in the marketplace in hiring and retaining top level executives in our industry and within our peer group with compensation that is competitive and reasonable; and (4) our compensation program should be designed to reward prudent business judgment and promote disciplined progress towards our long-term goals. In light of these principles, we designed our executive compensation program to support our strategic objectives of above market growth in revenue and profitability through the delivery of differentiated value and innovation as a workforce solutions company, expanding new revenue sources, increasing recurring revenue and improving efficiency of service delivery.

These principles are reflected in the primary components of our executive compensation program, which are base salary, short-term annual awards in the form of cash bonuses, long-term incentive awards, either in the form of equity or cash, and participation in a non-qualified deferred compensation excess savings plan as well as benefits generally available to all of our employees. The Compensation Committee’s overall philosophy is to set total direct compensation (salary, short-term annual awards, and long-term incentive awards) at or about the median level as compared to our peer group, although individual peer comparisons vary based on individual performance and experience, scope of responsibilities, changes in our peer group, internal parity considerations and the recommendations of our CEO (for compensation other than her own).

The principles associated with our performance-based compensation reflect a balance of objectives. Our annual cash incentive consists of (1) a financial performance component, which we base solely on our annual operational results as measured against certain financial metrics (the “Financial Component”) and (2) a non-financial component based on, among other things, (A) our performance relative to our direct competitors and (B) individual leadership contributions (the “Relative Performance/Individual Leadership Component”). We focus the Financial Component on the achievement of financial targets set out in our annual operating plan, which we set with the goal of achieving what we believe constitutes above market performance in the healthcare workforce solutions industry. Because we base our annual operating plans on goals related to the execution of our operational and business strategies, the annual cash incentive plan supports the achievement of our strategic goals. The Relative Performance/Individual Leadership Component of our annual cash incentive focuses on incentivizing both superior performance over our direct competitors as measured against certain financial metrics and effective leadership. The Compensation Committee also considers relative and total shareholder return in determining our CEO’s award under the Relative Performance/Individual Leadership Component. Because relative performance against our direct competitors is often difficult to measure, and because we consider other non-financial metrics related to individual performance, such as leadership contributions, the Compensation Committee exercises reasonable judgment with respect to the payout on the Relative Performance/Individual Leadership Component. We may also utilize the Relative Performance/Individual Leadership

[5]	Mr. Bailey resigned in January 2011 and did not earn a bonus in 2011. Accordingly, we excluded him from this table.

Component as a partial countermeasure if our financial targets established under our annual operating plan at the beginning of the year do not ultimately reflect above market performance.

In 2011, our long-term incentive plan had two vehicles focused on ensuring executive pay alignment with our stockholders. We utilized performance RSUs, the ultimate realizable value of which depends on performance against a broader market on a relative and absolute total shareholder return basis. Because our performance RSU awards measure relative total shareholder return and absolute total shareholder return over a three-year period, we believe this type of award encourages longer-term strategic focus on the creation of shareholder value beyond execution of annual financial targets. We also utilized time-vested RSUs as part of our long-term incentive program, which we consider performance related because the ultimate value of the RSUs depends on the price of our Common Stock. In addition to stockholder alignment, we believe these awards are a necessary and effective retention tool, which is consistent with our compensation principles. Our long-term incentive program, which, at target levels, represents roughly 50% of our CEO’s total direct compensation, is designed to provide leverage both up and down based on relative performance so that the total pay package is ultimately meaningfully below the peer median in case of relative poor stock performance and meaningfully above the peer group median for relative stock outperformance. In 2011, we further strengthened the link of pay to performance through the introduction of performance RSUs, with the ultimate realizable number of RSUs dependent on relative and absolute total shareholder return over a three-year period.

In 2011, we held salaries at previous levels, which for our CEO, has remained unchanged since 2007 and falls below the median of our peer group. We estimated that the 2011 target cash compensation of our CEO would fall within the 34th percentile for CEOs and the 42nd percentile for total direct compensation. The CEO’s total target direct compensation for 2011 reflected our relatively poor stock performance and shareholder return in 2010. However, with a significant majority of our CEO’s compensation tied to performance, there was substantial opportunity for above-median compensation based on our performance.

Our Compensation Program Oversight

The principal responsibilities of the Compensation Committee include oversight of our executive compensation programs. Specifically, they include:

(1)	determining the compensation of our CEO and, in partnership with our CEO, establishing the compensation of all other named executive officers, including salary, cash incentives and equity awards;

(2)	making recommendations to the Board regarding the design of our incentive compensation programs; and

(3)	establishing the financial metrics and performance targets under our incentive compensation programs.

The duties of the Compensation Committee require specific knowledge regarding the executive compensation market. Accordingly, to understand our position within the marketplace for management talent and to assist the Compensation Committee in making compensation decisions that will help attract and retain a strong management team, the Compensation Committee reviews (1) national compensation survey data, (2) peer financial performance and compensation information, (3) our financial performance both against our internal financial targets and against our designated peer group, and (4) internal compensation comparability among senior executives.

Because the Compensation Committee compares our performance against that of our peer group as part of its oversight responsibilities, it must determine our peer group. Indeed, the Compensation Committee believes that one of the most important factors that it must consider in ensuring that our compensation program remains competitive is the proper identification and selection of our peers, as we often compete for executive talent with such peers. Accordingly, the Compensation Committee evaluates and modifies, as appropriate, the members of our peer group annually. We select peers primarily from the healthcare staffing and management services sector and the commercial recruitment and staffing sector, and to a lesser extent, from the broader healthcare service industry. Like us, many of our peers are in both the S&P SmallCap 600 index and the S&P Composite 1500 Index. In September 2011, the Compensation Committee reviewed our peer group to determine if there had been any substantial changes with our peers over the past year. Based on our review, the Compensation Committee increased our peer group for 2012 from 15 peers to 17 peers, adding two companies, MedAssets, Inc. and Team Health Holdings, Inc. Our 2012 peer group ranges from approximately $363 million to $2.67 billion in annual revenues (as of such peers’ most recently fiscal year reported before September 2011) and from approximately $263 million to $1.18 billion in market capitalization. The following companies comprise our 2012 peer group: Amedisys, Inc., CDI Corp., Cross Country Healthcare, Inc., Gentiva Health Services, Inc., Healthways, Inc., Heidrick & Struggles International, Inc., Insperity, Inc. (formerly known as Administaff, Inc.), IPC The Hospitalist Company, KForce, Inc., Korn/Ferry

International, LHC Group, Inc., MedAssets, Inc., On Assignment, Inc., RehabCare Group, Inc., SFN Group, Inc., Team Health Holdings, Inc. and TrueBlue, Inc.

Components of Our Compensation Program

The principal components of our executive compensation program include:

(1)	base salary;

(2)	short-term or annual awards in the form of cash bonuses;

(3)	long-term incentive awards;

(4)	a non-qualified deferred compensation excess savings plan as well as benefits generally available to all of our employees; and

(5)	for our CEO, an employment agreement with severance provisions and, for our other named executive officers, severance arrangements.[6]

The philosophy behind the overall design and the objectives of our compensation program are set forth above under “Compensation Program Philosophy and Objectives.”

Base Salary

Base salary serves as the first component of our executive compensation program. In setting base salaries, the Compensation Committee considers a number of factors, including (1) the market salary for similarly situated executives within our peer group and industry and against national benchmarks, (2) our operational and financial performance, (3) our stock performance, (4) individual performance, knowledge, experience and responsibility, and (5) for those who report to her, the recommendations of our CEO. We evaluate our operational and financial performance in light of our annual internal objectives and our operating plan for the year, the healthcare staffing industry performance and peer benchmarking data. We evaluate our stock performance against our peer group and the Russell 2000. The CEO bases her recommendations on the same factors the Compensation Committee considers, and her recommendations are particularly helpful for the Compensation Committee to evaluate an individual’s performance, knowledge, responsibility and experience.

Annual Cash Incentive Performance Bonus

Annual cash bonus opportunities serve as the second component of our executive compensation program. The Bonus Plan is the mechanism by which the Compensation Committee provides such opportunities. We intend our Bonus Plan to provide a strong incentive for our officers to achieve primarily short-term, annual financial objectives that support our strategic objectives. Although certain details of the annual bonus incentive change from year to year based upon the Compensation Committee’s focus, a few key components comprise its general structure. The Compensation Committee chooses specific financial goals based on our annual operating plan. The metrics typically include such financial measures as consolidated revenue and Adjusted EBITDA. The Compensation Committee sets threshold, “target” (i.e., 100%), and maximum amounts for bonuses and a weight for each metric that corresponds to the level of achievement we require to trigger a threshold, target or maximum bonus for the named executive officer under such metric. Each named executive officer’s target bonus level is a percentage of his or her annual base salary as set by the Compensation Committee. The threshold level (a threshold that must be reached for any bonus payout) typically starts at a minimum performance level of 80-90% of the target amount for each metric and a maximum bonus typically requires a performance level of 110-130% of the target amount for each metric. Thus, executives can earn less than their target bonus if they achieve at least the threshold level of performance but less than the target level of performance, and can earn more than their target bonus if they achieve performance levels higher than the target amounts. A portion of the bonuses has been based on non-financial factors, such as performance relative to direct competition, leadership and strategic metrics, and, for our CEO, total shareholder return.

In setting the named executive officers’ target bonus, the Compensation Committee evaluates benchmarking data for comparable positions generally and within our peer group, the recommendations of our CEO (except with respect to her percentage), individual performance, knowledge, experience and responsibility, and the amount of the potential bonus under various performance scenarios. As with base salary, the Compensation Committee considers these factors in the context of each individual’s total cash compensation as well as the total compensation package (i.e., equity and cash) generally.

The Compensation Committee may amend the Bonus Plan at any time and may also amend any outstanding award granted under the Bonus Plan, provided it may not amend the Bonus Plan without the approval of our stockholders if the amendment would affect

[6]	We generally do not provide our named executive officers with perquisites.

the tax deduction of payments made under it. Our Bonus Plan complies with Section 162(m) of the Internal Revenue Code (the “Code”). The Board is seeking stockholder approval of the Amended Bonus Plan to allow for a multi-year performance period as well as to expressly provide for objective financial measurements relating to our performance compared to our peers.

Long-Term Incentives

Long-term incentives in the form of equity awards have served as the third component of our executive compensation program. Under our Equity Plan, we grant equity awards, with various vesting parameters, typically three years in length, to named executive officers and key employees as an incentive to have a long-term perspective in supporting and developing our strategic objectives, which includes meeting our financial objectives on a sustained basis. In 2011, we added performance RSUs to our long-term incentive structure to strengthen the performance-based component of the long-term incentive program. See “Our Fiscal Year 2011 Compensation Program and Results—Long-Term Incentive Compensation” set forth below.

Retirement and Health Plans

Retirement plans and other customary employee benefits serve as the fourth component of our executive compensation program. We adopted our 2005 Amended and Restated Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”) primarily as a result of a market review that indicated that a deferred compensation plan was a significant component of executive compensation. Beginning in 2011, we excluded our named executive officers, among others, from participating in our 401(k) savings plan, primarily to assist us in satisfying discrimination testing performed on our 401(k) savings plan. Although we originally adopted the Deferred Compensation Plan to assist members of our management, including the named executive officers, to defer additional compensation for tax purposes above and beyond the limits of our 401(k) savings plan, it now serves as the exclusive benefit plan they have to save for retirement. The Deferred Compensation Plan is not intended to be tax qualified and is an unfunded plan. Plan participants choose from a menu of deemed investment options. Deferred Compensation Plan participants may defer up to 80% of base salary, up to 90% of bonuses and up to 100% of vested RSU awards. We periodically review benchmarking data to establish deferred compensation limits. The employee fully vests in our matching contribution following five years of employment with us. In 2011, we established a matching contribution of 25% of a participant’s contribution up to the first 8% of their annual cash compensation.

We offer healthcare insurance and other welfare and employee benefit programs to our named executive officers, which are the same as those programs provided to all eligible employees. We offer these plans to support our objective of attracting and retaining strong talent.

Employment and Severance Agreements

Severance arrangements serve as the fifth component of our executive compensation program. We are party to an employment agreement with our CEO, which contains severance provisions, and have entered into severance agreements with each of our other named executive officers. We entered into these agreements in support of our objectives regarding attraction and retention of strong management. In determining the appropriate severance levels, we considered survey data, advice from our compensation consultants and the Compensation Committee’s experience. We describe the terms of these agreements more fully in the section entitled “Termination of Employment and Change in Control Arrangements” below.

Our Fiscal Year 2011 Compensation Program and Results

Our named executive officers’ 2011 direct compensation consisted of the first four components identified above. We discuss in detail below our 2011 compensation program results for the three primary components.

Base Salary

In December 2010 and January 2011, the Compensation Committee reviewed salary levels for the named executive officers for 2011. It considered, among other things, benchmarking data, our CEO’s recommendations and our operational, financial and stock performance. Notwithstanding our significant revenue and profitability growth in 2010 and 2011, our total shareholder return was unfavorable. As a result, consistent with its actions in 2010, the Compensation Committee decided not to raise salaries for our named executive officers for 2011, consistent with its philosophy of having performance-based compensation (short- and long-term incentives) more heavily weighted.7

[7]	We appointed Mr. Scott as Chief Financial Officer, Chief Accounting Officer and Treasurer on January 24, 2011 and set his 2011 annual base salary at $300,000, which was an increase from his prior salary and reflected his increased responsibilities.

Bonus Plan

Bonus Plan Structure and Targets

In January 2011, the Compensation Committee reviewed the bonus level for each named executive officer, which we express as a percentage of annual base salary. Given our financial and stock performance in 2010 and the market within our peer group, the Compensation Committee determined that it would maintain the same bonus levels that were established in 2009: our CEO’s target percentage at 75% of annual base salary, our CFO’s target at 60% of annual base salary, our President, Nurse and Allied Staffing’s target at 60% of annual base salary, and our General Counsel’s target at 55% of annual base salary for 2011. Also, in January 2011, the Compensation Committee decided on a structure for the Bonus Plan under which the Financial Component comprised 75% of the total target bonuses, and the Relative Performance/Individual Leadership Component comprised the remaining 25%. We geared the Financial Component toward the achievement of financial targets set forth in the 2011 Operating Plan, which we believed represented above market growth for our healthcare staffing segments. In addition, we set the targets for 100% payout of the annual cash incentive bonus at higher than target level performance under the 2011 Operating Plan. We directed the Relative Performance/Individual Leadership Component toward incentivizing superior performance over our direct competitors as measured against certain financial metrics and leadership contributions.

We weighted the components of the bonus differently for named executive officers based on their respective areas of responsibility. For our CEO, CFO and General Counsel we utilized consolidated financial performance goals, and for our President, Nurse and Allied Staffing we utilized both consolidated and business segment goals with the business segment goals weighted more heavily. We set the consolidated goals and weighting for our CEO, CFO and General Counsel as follows: (1) consolidated revenue (25%); (2) consolidated Adjusted EBITDA (25%); (3) EBITDA synergies associated with the acquisition of Medfinders (25%); and (4) the Relative Performance/Individual Leadership Component (25%). We set the goals and weighting for our President, Nurse and Allied Staffing as follows: (i) consolidated revenue and consolidated Adjusted EBITDA (25%); (ii) revenue for the nurse and allied healthcare staffing segment (25%); (iii) EBITDA for the nurse and allied healthcare staffing segment (25%); and (iv) the Relative Performance/Individual Leadership Component (25%).

The Compensation Committee chose these performance goals for a number of reasons. It chose revenue because it believes it is the best measurement to evaluate the success of our strategy to grow as a workforce solutions company. It chose Adjusted EBITDA because management, the Board, and stockholders consistently use the measure to focus on and assess our profitability. Furthermore, Adjusted EBITDA is an objective measure of management’s performance, and it excludes items over which management has less control, such as amortization, interest expense and taxes. The Compensation Committee chose EBITDA synergy because (1) the achievement of such synergies constituted a significant portion of the anticipated benefits of our acquisition of Medfinders and (2) it desired to focus our named executive officers on the successful integration of Medfinders, which, if not accomplished in a focused, attentive and detailed manner may lead to operational and performance issues in the future (and thereby negatively affect our strategic objectives). The Compensation Committee used the Relative Performance/Individual Leadership Component to, among other things, (1) provide a partial countermeasure if our financial targets did not ultimately reflect above market performance, and (2) distinguish among individuals with respect to other non-financial metrics such as leadership.

As stated above, the consolidated revenue and Adjusted EBITDA target levels represented growth that the Compensation Committee believed exceeded general organic growth rates in the markets we serve, and it approached the payout levels for the financial metrics with this in mind. Significantly, the threshold for a named executive officer to receive a bonus on the financial metrics required achieving 100% of our 2011 Operating Plan, up from our customary 80-90% of annual operating plan. Additionally, receipt of the target bonus for (1) consolidated revenue required exceeding our 2011 Operating Plan by 3.33%, (2) Adjusted EBITDA required exceeding our 2011 Operating Plan by 6.67%, and (3) EBITDA synergy required exceeding our 2011 Operating Plan by 6.67%. Because of the strategic opportunities presented by the Medfinders acquisition, the Compensation Committee believed these targets, while aggressive, were appropriate and achievable.

Bonus Plan Payouts

With respect to the absolute financial performance goals comprising the Financial Component, our 2011 financial results exceeded 100% of our 2011 Operating Plan targets established by the Board on both a consolidated basis and in our largest business segment, nurse and allied healthcare staffing. We exceeded our 2011 Operating Plan consolidated Adjusted EBITDA target of $63.3 million by 10% and performed at 100.9% of our 2011 Operating Plan consolidated revenue target, which represented year over year revenue growth of 37% and Adjusted EBITDA growth of 63%. Our nurse and allied healthcare staffing segment, which represents the majority of our consolidated revenues, performed at 107% and 140% of our 2011 Operating Plan revenue and Adjusted EBITDA targets for that segment, respectively, representing year over year growth of 54% and 78%, respectively. We also exceeded our EBITDA synergies target by over 40%. With respect to the Relative Performance/Individual Leadership Component, the

Compensation Committee believes we achieved both consolidated revenue and Adjusted EBITDA growth that exceeded our direct competitors in healthcare staffing, and, in nurse and allied healthcare staffing, our largest segment, such outperformance was even more pronounced. As a result, each named executive officer received between 90% and 160% of his or her target bonus under the Bonus Plan. All named executive officers, other than our CEO, received an award under the Relative Performance/Individual Leadership Component, with Mr. Henderson receiving a higher award because of the higher relative outperformance with respect to both growth in revenues, gross margins and Adjusted EBITDA in the nurse and allied healthcare staffing segment for which he serves as President. Although we believe our overall business outperformed our direct competitors and it exceeded our 2011 Operating Plan, our CEO received no bonus for the Relative Performance/Individual Leadership Component because of disappointing performance in the locum tenens and home healthcare services segments, and poor relative total shareholder return. Our poor share performance also significantly affected the value of Ms. Salka’s long-term incentive awards.

The tables set forth below set forth summary details of the calculations for each named executive officer’s bonus:

BONUS CALCULATION TABLE FOR SUSAN SALKA(1)
% of Target Adjusted EBITDA	Adjusted EBITDA (1000’s)	Adjusted EBITDA Bonus Amount ($)	% of Target EBITDA Synergy	EBITDA Synergy Amount (1,000’s)(2) ($)	EBITDA Synergy Bonus Amount ($)	% of Consolidated Revenue Target	Consolidated Revenue Target Amount ($1000’s) ($)	Consolidated Revenue Bonus Amount ($)	% of Relative Performance/ Leadership Target	Relative Performance/ Leadership Target ($)
120	75,960	253,125	120	12,000	253,125	110	1,026,080	253,125	200	253,125
115	72,795	205,664	115	11,500	205,664	107.5	1,002,760	205,664	163	205,664
110	69,975	158,204	110	11,000	158,203	105	979,440	158,203	125	158,203
106.67	67,520	126,563	106.67	10,667	126,563	103.33	963,893	126,563	100	126,563
105	66,465	110,742	105	10,500	110,742	100.9	941,420	72,773	88	110,742
100	63,300	63,281	100	10,000	63,281	100	932,800	63,281	50	63,281
99	62,667	0	99	9,900	0	99	923,472	0	49	0
Total Bonus Earned: $484,102						Bonus as % of Target Bonus: 96%

(1)	Threshold, Target and Maximum Amounts for each bonus calculation table are bolded. Bonus amounts achieved by the named executive officer for each metric are bolded, italicized, underlined and bordered.

(2)	Actual EBITDA synergy equaled $14.0 million, exceeding the maximum EBITDA synergy amount by $2.0 million.

BONUS CALCULATION TABLE FOR BRIAN SCOTT
% of Target Adjusted EBITDA	Adjusted EBITDA (1000’s) ($)	Adjusted EBITDA Bonus Amount ($)	% of Target EBITDA Synergy	EBITDA Synergy Amount (1,000’s) ($)	EBITDA Synergy Bonus Amount ($)	% of Consolidated Revenue Target	Consolidated Revenue Target Amount (1000’s) ($)	Consolidated Revenue Bonus Amount ($)	% of Relative Performance/ Leadership Target	Relative Performance/ Leadership Target ($)
120	75,960	90,000	120	12,000	90,000	110	1,026,080	90,000	200	90,000
115	72,795	73,125	115	11,500	73,125	107.5	1,002,760	73,125	163	73,125
110	69,975	56,250	110	11,000	56,250	105	979,440	56,250	120	54,000
106.67	67,520	45,000	106.67	10,667	45,000	103.33	963,893	45,000	100	45,000
105	66,465	39,375	105	10,500	39,375	100.9	941,420	25,875	88	39,375
100	63,300	22,500	100	10,000	22,500	100	932,800	22,500	50	22,500
99	62,667	0	99	9,900	0	99	923,472	0	49	0
Total Bonus Earned: $226,125						Bonus as % of Target Bonus: 126%

BONUS CALCULATION TABLE FOR DENISE JACKSON
% of Target Adjusted EBITDA	Adjusted EBITDA (1000’s) ($)	Adjusted EBITDA Bonus Amount ($)	% of Target EBITDA Synergy	EBITDA Synergy Amount (1,000’s) ($)	EBITDA Synergy Bonus Amount ($)	% of Consolidated Revenue Target	Consolidated Revenue Target Amount (1000’s) ($)	Consolidated Revenue Bonus Amount ($)	% of Relative Performance/ Leadership Targets	Relative Performance/ Leadership Targets ($)
120	75,960	94,875	120	12,000	94,875	110	1,026,080	94,875	200	94,875
115	72,795	77,086	115	11,500	77,086	107.5	1,002,760	77,086	163	77,086
110	69,975	59,297	110	11,000	59,297	105	979,440	59,297	125	59,297
106.67	67,520	47,438	106.67	10,667	47,438	103.33	963,893	47,438	100	47,438
105	66,465	41,508	105	10,500	41,508	100.9	941,420	27,277	88	41,508
100	63,300	23,719	100	10,000	23,719	100	932,800	23,719	50	23,719
99	62,667	0	99	9,900	0	99	923,472	0	49	0
Total Bonus Earned: $240,746						Bonus as % of Target Bonus: 127%

BONUS CALCULATION TABLE FOR RALPH HENDERSON
% of Target Adjusted EBITDA	Adjusted EBITDA (1000’s) ($)	Adjusted EBITDA Bonus Amount ($)	% of Consol. Revenue Target	Consol. Revenue Target Amount (1000’s) ($)	Consol. Revenue Bonus Amount ($)	% of Segm’t Rev. Target	Segment Revenue Target Amount (1000’s) ($)	Segment Revenue Bonus Amount ($)	% of Segment Target Adjusted EBITDA	Adjusted EBITDA (1000’s) ($)(1)	EBITDA Bonus Amount ($)	% of Relative Perf./ Leadership Targets	Relative Perf./ Leadership Targets ($)
120	75,960	52,500	110	1,026,080	52,500	110	584,373	105,000	120	54,968	105,000	200	105,000
115	72,795	42,656	107.5	1,002,760	42,656	107	570,677	81,375	115	52,678	85,313	195	102,500
110	69,975	32,813	105	979,440	32,813	105	557,810	65,625	110	50,388	65,625	125	65,625
106.67	67,520	26,250	103.33	963,893	26,250	103.33	548,956	52,500	106.67	48,861	52,500	100	52,500
105	66,465	22,969	100.9	941,420	15,093	102.5	544,529	45,938	105	48,097	45,938	88	45,938
100	63,300	13,125	100	932,800	13,125	100	531,248	26,250	100	45,807	26,250	50	26,250
99	62,667	0	99	923,472	0	99	525,936	0	99	45,349	0	49	0
Total Bonus Earned: $336,781							Bonus as % of Target Bonus: 160%

(1)	Segment Adjusted EBITDA was $63.4 million, over $8.4 million more than the target for a maximum bonus for Mr. Henderson.

Long-Term Incentive Compensation

In January 2011, the Compensation Committee reviewed its long-term incentive program and executive officer grants, taking into consideration (1) our poor share price performance resulting in a decreased market capitalization and (2) the limited number of authorized shares under our Equity Plan. Given the reduction in our share price during 2010, the Compensation Committee reduced both the formula value of our 2011 equity award and the aggregate grant date fair value of the equity award as reported in the Summary Compensation Table and the Grants Table, as compared to the values in 2010. Specifically, (1) the 2011 grant date formula values were approximately 33% less than they would have been had we granted awards based on the formula we historically utilized and (2) the aggregate grant date fair value of the 2011 annual equity awards were approximately 11% less than the aggregate grant date fair value of the annual equity awards granted in 2010.8

The Compensation Committee also intended the reduced value of the RSU awards to bring the total direct compensation for our CEO (given our relative total shareholder return performance) below the median of our revised peer group. Furthermore, by employing performance RSUs we strengthened the link of pay to performance so that the total realizable pay package will ultimately be meaningfully below the peer median in case of relative poor stock performance and meaningfully above the peer median for relative stock outperformance.

The 2011 long-term incentive award had two components: (1) a performance RSU component and (2) a time-vested RSU component. Our performance RSU grant, which represented 50% of the total 2011 equity award by number of shares granted and 58% of the aggregate grant date fair value of all 2011 equity awards for each named executive officer, will be earned at the end of a three-year period, with the number of shares that are ultimately earned dependent on total and relative shareholder return for the period relative to the companies in the Russell 2000 index as of December 31, 2010, as well as our absolute total shareholder return (collectively, the “TSR Measurement”). If we perform at the 25th percentile of the relative total shareholder return (“Relative TSR”) of companies in the index, then 25% of the performance RSUs will be earned. If we perform at the 50th percentile, 100% of the RSUs

[8]	For purposes of this comparison, we excluded from the aggregate grant date fair value of the 2010 equity awards the aggregate grant date fair value of the 2010 equity awards given to Mr. Henderson and Ms. Jackson as one-time retention awards.

will be earned. If we perform at the 75th percentile, the maximum number, 175%, of the RSUs will be earned. Performance between these points is interpolated. These percentages are also subject to a “penalty” or discount whereby the payout will be reduced if we outperform the Russell 2000 but do not have a positive total shareholder return (“Absolute TSR”) for the period. The following table sets forth the percentage of the target performance RSUs that will be earned depending on the actual results of the TSR Measurement:9

2011 Performance RSU Vesting(1)
Relative TSR Percentile Rank	% of RSUs that Are Earned if Absolute TSR is Negative	% of RSUs that Are Earned if Absolute TSR is Positive
<25.0%	0	0
25.0%	12.50	25.00
37.5%	31.25	62.50
50.0%	50.00	100.00
62.5%	68.75	137.50
75.0%	87.50	175.00

(1)

For each one percentile above the 25th percentile, an additional 3% of the performance RSUs vest if Absolute TSR is positive, and the maximum payout cannot exceed 175%. If Absolute TSR is negative, for each one percentile above the 25th percentile, an additional 1.5% of the RSUs will be earned.

The time-vested RSU grant, consistent with prior years, have a three-year cliff vesting that is eligible for accelerated vesting upon achievement of certain performance targets, which historically have been annual Adjusted EBITDA targets.

The Compensation Committee believes the structure of the 2011 grant preserves the potential for management to ultimately achieve levels of long-term compensation relatively consistent with the potential afforded in prior years, and serves stockholder interests because in order to realize the full potential, our Common Stock must outperform the market. If we conducted the TSR Measurement on December 30, 2011, the last trading day of the year, (1) Relative TSR would have measured at the 31st percentile, and (2) Absolute TSR would have been negative. Based on those results, only 21.5% of named executive officers’ target number of performance RSUs would have been earned.

Pay-For-Performance

We design our compensation programs to make a meaningful amount of target total direct compensation (salary, plus target annual incentive compensation, plus long-term incentives) dependent on the achievement of performance objectives and the long-term performance of our Common Stock. The following table sets forth for 2011 incentive compensation as a percentage of total compensation for each named executive officer utilizing the amounts reported for 2011 in the Summary Compensation Table:

Named Executive Officer	Year	Incentive Compensation as % of Total Compensation(1) (%)
Susan R. Salka	2011	73
Brian M. Scott	2011	67
Denise L. Jackson	2011	66
Ralph Henderson	2011	69

(1)	Incentive Compensation for each named executive officer equals the sum of (A) the aggregate grant date fair value of all long-term incentive awards made in 2011, plus (B) the bonus under the Bonus Plan. We utilize the amount set forth in the column entitled “Total” in the Summary Compensation Table for total compensation.

Realizable Compensation

We believe realizable pay is an appropriate way to view our pay-for-performance philosophy. The difference between realizable pay and grant date valuation of our long-term incentive vehicles can be significant. Given the substantial portion of our CEO’s compensation that is performance-based, we believe it is important to consider realizable pay. For purposes of illustration, in the two tables that immediately follow, we compare the target total direct compensation that was available to be awarded to our CEO in each

[9]	As set forth in the Grants Table, the target number of performance RSUs for each named executive officer is as follows: (1) for Ms. Salka, 93,426; (2) for Mr. Scott, 25,952; (3) for Ms. Jackson, 29,844; and (4) for Mr. Henderson, 30,277.

of the last three fiscal years (Table 1) to the corresponding amounts that we paid out or that may be considered realized (based on the methodology described below) as of December 31, 2011 (Table 2). The tables illustrate that our annual and long-term incentive programs over the past three fiscal years is consistent with our pay-for-performance philosophy, which is that the total pay package is ultimately meaningfully below target total direct compensation in the case of relative poor performance (especially as measured by the price of our Common Stock), and meaningfully above target total direct compensation in the case of relative outperformance. As we experienced poor stock price performance over the last three years and thus poor relative total shareholder return, Table 2 shows that amount of CEO total direct compensation that we consider realized is 35% to 44% less than the original annual total direct compensation.

Table 1 below presents our CEO’s salary, incentive bonus opportunity at the target level, long-term incentive awards (stock awards and option awards) for each of the last three fiscal years. In Table 1, the stock award and option award amounts reflect the grant date fair value of each such award, the same value at which such awards are reflected in the Summary Compensation Table included in this proxy statement.

Table 1 — Target Total Direct Compensation — Chief Executive Officer

Fiscal Year	Salary ($)	Incentive Bonus Opportunity at Target Level ($)	Stock Awards ($)	Option Awards ($)	Target Total Direct Compensation ($)
2011	675,000	506,250	1,379,426	—	2,560,676
2010	617,885	506,250	984,335	572,150	2,680,620
2009	626,971	468,281	590,381	294,545	1,980,178

Year Totals	1,919,856	1,480,781	2,954,142	866,695	7,221,474

Table 2 below illustrates how our operational, financial and stock performance affected payouts and realization of the target total direct compensation that was available to our CEO.

Table 2 — Total Direct Compensation That May be Considered Realized at 12/31/2011 as a Percentage of Target Total Direct Compensation — Chief Executive Officer

Fiscal Year	Salary ($)	Bonus Payout ($)	Value of Stock Awards at 12/31/2011 ($)(1)	Intrinsic Value of Option/SAR Awards at 12/31/2011 ($)(2)	Total Direct Compensation at 12/31/2011 ($)	Total Direct Compensation as of 12/31/2011 as a Percentage of Target Total Direct Compensation (%)
2011	675,000	484,102	502,861	—	1,661,963	65
2010	617,885	427,585	496,652	—	1,542,122	58
2009	626,971	172,604	300,274	—	1,099,849	56

Year Totals	1,919,856	1,084,291	1,299,787	—	4,303,934
Percent of corresponding amount in Table 1	100	73	44	0	60

(1)

We valued time-based stock awards utilizing the closing market price per share of our Common Stock on December 30, 2011, the last trading day of the year, of $4.43, multiplied by the number of RSUs granted (regardless of whether they have vested as of such date). We valued the performance RSU awards based on the closing market price per share of our Common Stock on December 30, 2011 of $4.43, multiplied by the number of RSUs that would have been earned had the TSR Measurement occurred for the one-year period ended December 30, 2011. If we conducted the TSR Measurement on December 30, 2011 for the one-year period ended on such date (1) Relative TSR would have measured at the 31st percentile, and (2) Absolute TSR would have been negative. Based on those results, only 21.5% of named executive officers’ target number of performance RSUs would have been earned.

(2)	Option awards are valued at zero because each such award has an exercise price that exceeds the closing market price for a share of our Common Stock on December 30, 2011. Although our CEO may realize value on the option/SAR awards in the future, the value realized, if any, will depend on the extent to which the market price of our Common Stock appreciates.

Response to 2011 Say-on-Pay Vote

At our 2011 Annual Meeting of Stockholders held on April 12, 2011, we received 67.0% support on our “say-on-pay” proposal regarding the executive compensation of our named executive officers identified in our 2011 proxy statement.10 We believe that the two largest proxy advisory services rendering negative vote recommendations affected support of our say-on-pay vote. Throughout 2011 and continuing into 2012, we have engaged some of our stockholders in a constructive discussion regarding their perspective on our compensation program for named executive officers. Although responses varied, the following three themes remained consistent among our investors: (1) compensation should be fair and reasonable; (2) performance criteria for incentive compensation should be determined at the beginning of the compensation period and should not change during such period; and (3) performance awards should constitute an important component of long-term incentive awards. In response to the 2011 say-on-pay vote and based on the discussions with our stockholders, the Board and the Compensation Committee continued their careful evaluation of our executive compensation program, which evaluation had commenced even prior to our 2011 Annual Meeting of Stockholders.

The Compensation Committee believes that our executive compensation program in 2011 satisfied each of the foregoing themes. It also believes that our 2012 compensation program will do so as well.

In 2011, the Compensation Committee took the following actions:

(1)	Introduced a long-term performance vehicle tied to our relative and absolute total shareholder return, which in 2011 took the form of performance RSUs, and which the Compensation Committee intends to utilize again in 2012 if our stockholders approve the Amended Equity Plan;

(2)	Awarded a smaller time-based equity grant to our named executive officers in 2011 than in 2010;

(3)	Established aggressive, yet achievable, threshold goals at 100% of the 2011 Operating Plan for the financial metrics that the named executive officers needed to satisfy to receive a bonus;

(4)	Maintained annual base salary and bonus target percentages at levels established in 2009; and

(5)	Implemented a stock ownership policy, effective January 1, 2012 that requires (1) our CEO to own shares of our Common Stock equal in value to three times her annual base salary and (2) the other named executive officers to own shares of our Common Stock equal in value to two times their annual base salary.

As a result of the above actions, specifically, through the annual cash incentive and performance RSUs, in 2011, roughly two-thirds of our named executive officers’ compensation is directly performance-based. In 2012, the Compensation Committee intends to structure an even greater percentage, i.e., 70%, of the long-term incentive award in a performance-based vehicle, through the use of a performance RSU awards if our stockholders approve the Amended Equity Plan or through a long-term cash award, also tied to absolute and relative total shareholder return if our stockholders do not approve the Amended Equity Plan. Although the Compensation Committee and the Board believe there is some risk in attracting and retaining executives given the actions above, the Board wanted to assure our stockholders that it takes seriously its responsibility to ensure that executive compensation is aligned with stockholders, particularly during periods in which our stock price has not performed well.

Overview of our 2012 Executive Compensation Program

We achieved our operational and financial performance targets for fiscal year 2011, which resulted in significant year over year consolidated revenue and Adjusted EBITDA growth of 37% and 63%, respectively. Our nurse and allied healthcare staffing segment achieved year over year revenue and Adjusted EBITDA growth of 54% and 78%, respectively. Nevertheless, our stock performance continued to struggle. In light of the foregoing, the Compensation Committee believes it has designed the 2012 compensation structure to provide for important short- and long-term performance components that are aligned with stockholders, consistent with the market environment and tailored specifically to us as follows:

Base Salary. The Compensation Committee decided not to increase base salaries for any of the named executive officers for 2012 other than Mr. Scott, who received an increase of 10%, to $330,000. We believe Mr. Scott’s 2011 base salary fell below the 7th percentile for executives with his position within our peer group, which, together with his excellent performance and added experience during his first year as Chief Financial Officer, justified an increase in his base salary. After giving effect to the increase, we believe Mr. Scott’s base salary falls within the 22nd percentile for executives with his position within our peer group.

[10]	Our results regarding our 2011 say-on-pay proposal were as follows: (1) 24,252,689 voted “for”; (2) 11,782,176 voted “against”; (3) 184,306 abstained; and (4) 4,572,297 were broker non-votes. We treated abstentions as votes against our “say-on-pay” proposal. Broker non-votes had no impact on the vote.

Bonus Plan. The Compensation Committee also decided that the target bonus percentages for each named executive officer for 2012 for the annual bonus would remain the same. After careful consideration of the factors set forth above in the subsection of this CD&A entitled “Our Compensation Program Components – Bonus Plan,” the Compensation Committee decided on a annual incentive structure similar to that of the 2011 structure, with both an absolute financial performance component and a component based on non-financial metrics such as relative performance to direct competitors, execution of strategic initiatives and leadership. The Compensation Committee decided to weight the relative performance component more heavily in 2012, at 30% instead of 25%, thus providing more incentive for relative outperformance as compared to direct competitors. This action is consistent with our philosophy of continuing to weight the performance-based components of our compensation plan more heavily. The financial metrics of consolidated revenue and Adjusted EBITDA remain the same, with a weighting of 35% each for consolidated results for our CEO, CFO and General Counsel. The metrics for our President, Healthcare Staffing, for both the financial and relative performance components will be based primarily on the results of the nurse and allied healthcare staffing and locum tenens segments. The target goals for each of the financial metrics are consistent with the targets under the 2012 annual operating plan and require growth over last year’s performance to trigger the minimum threshold under the Bonus Plan.

Long-Term Incentive Awards. Given the limited number of authorized shares remaining for issuance under the Equity Plan, the Compensation Committee has not yet made long-term incentive grants for 2012. We are seeking stockholder approval of the Amended Equity Plan, which seeks to authorize an additional 2,400,000 shares of Common Stock so that we may continue to incent our senior management with equity awards, which we believe produces the most effective alignment with stockholders. If our stockholders approve the Amended Equity Plan, the Compensation Committee intends to make performance RSU awards tied to total shareholder return and time-vested RSU awards, as it did in 2011. However, the performance RSU awards will represent 70% of the long-term incentive awards in 2012 as opposed to 50% in 2011. If our stockholders do not approve the Amended Equity Plan, the Compensation Committee will be unable to issue performance-based RSU awards. In such a case, the Compensation Committee intends to use a cash-based long-term incentive award that contains the same performance metrics measured over a three-year period as our 2011 performance RSUs. We are also seeking the approval of our stockholders of the Amended Bonus Plan, which, among other things, provides for this multi-year performance period.

Compensation Committee Report

The Compensation and Stock Plan Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, has recommended to the Board that it be included in our annual report on Form 10-K for the fiscal year ended December 31, 2011 and in this proxy statement.

Compensation and Stock Plan Committee Members

R. Jeffrey Harris

Dr. Michael M.E. Johns

Martha H. Marsh

EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The following table shows the compensation earned or accrued by our named executive officers for the three fiscal years ended December 31, 2009, December 31, 2010 and December 31, 2011:

SUMMARY COMPENSATION TABLE

Named Executive Officer and Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(4)		Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Susan R. Salka	2011	675,000	—	1,379,426	(7)	—		484,102	16,040	2,554,568
PEO,(8) President & CEO	2010	617,885	245,000	984,335		572,150		182,585	1,260	2,603,214
	2009	626,971	—	590,381		294,545		172,604	33,455	1,717,956
Brian M. Scott(9)	2011	294,231	—	383,175	(10)	—		226,125	7,860	911,391
PFO,(11) CFO, CAO & Treasurer
Bary G. Bailey	2011	36,692	—	—		—		—	72	36,764
PFO,(11) CFO, CAO, CEO & Treasurer	2010	360,000	105,000	328,109	(12)	190,718	(12)	49,823	281	1,033,930
	2009	159,231	100,000	314,894		496,083		48,954	58	1,119,220
Denise L. Jackson	2011	345,000	—	440,653	(13)	—		240,746	9,931	1,036,330
Senior Vice President, General Counsel & Secretary	2010	345,000	105,000	663,812		182,770		78,591	1,338	1,376,511
	2009	318,710	—	183,474		84,544		64,914	34,507	686,149
Ralph Henderson	2011	350,000	—	447,040	(14)	—		336,781	10,976	1,144,797
President, Nursing and Allied Staffing	2010	326,510	70,000	673,435		185,419		114,755	273	1,370,392
	2009	325,769	—	207,145		95,453		71,309	53,914	753,590

(1)	Salary includes all salary amounts deferred by the named executive officers under the Deferred Compensation Plan and under our 401(k) savings plan.

(2)	Bonus consists of the transaction bonuses granted in September 2010 (paid in March 2011) to reward the executives’ individual efforts associated with effecting the Medfinders transaction, and, for Mr. Bailey in 2009, includes a sign-on bonus he received upon joining us.

(3)	This column reflects the dollar amounts for the years shown of the aggregate grant date fair value of RSUs and, for 2011, performance RSUs granted to our named executive officers. For RSUs, we calculate grant date fair value using the mean high and low price of our Common Stock on the date prior to the date of grant. For performance RSUs, which are subject to performance conditions, we report the grant date fair value based upon the probable outcome of such conditions and that value is consistent with the estimate of aggregate compensation cost to be recognized over the service period as of the grant date, excluding the effect of estimated forfeitures. For additional information on the valuation assumptions used in the calculation of these amounts, refer to notes 1(p) and 11 to the financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 9, 2012.

(4)	SARs valued at $2.95 comprise the aggregate grant date fair value of the awards granted in 2010 that are set forth in this column. SARs valued at $2.53 comprise the aggregate grant date fair value of the awards granted to Ms. Salka, Ms. Jackson and Mr. Henderson in 2009 that are set forth in this column. SARs valued at $2.26 comprise the aggregate grant date fair value of the awards granted to Mr. Bailey in 2009 that are set forth in this column. We estimated the fair value of share-based SAR/option awards at the date of grant using the Black-Scholes valuation model. The following table sets forth the assumptions used in 2010 and 2009 in the calculation of the awards presented in this column:

	2010	2009
Expected term	3.5 years	4.0 years
Risk-free interest rate	1.6%	1.8%
Volatility	44%	34%
Dividend yield	0%	0%

(5)	This column consists of cash awards made to the named executive officers pursuant to the Bonus Plan. This column sets forth bonus amounts in the year in which they are earned, although we typically pay them in the following fiscal year. This column includes the portion of the bonus, if any, contributed by our named executive officers to our 401(k) savings plan or deferred by them under our Deferred Compensation Plan.

(6)	This column consists of compensation received by our named executive officers in the form of matching contributions to the Deferred Contribution Plan and our 401(k) savings plan, and Company-paid life insurance premiums. For 2011, we paid matching contributions under the Deferred Compensation Plan as follows: (1) $15,638 for Ms. Salka, (2) $7,595 for Mr. Scott, (3) $9,654 for Ms. Jackson and (4) $10,695 for Mr. Henderson. The 2009 amounts include a payout to Ms. Salka, Mr. Henderson and Ms. Jackson for accrued paid time off that they did not take, pursuant to a policy we instituted that year to thereafter cease the accrual of paid time off for employees who were Vice Presidents and above. In addition, Mr. Henderson’s 2009 amount includes a housing allowance of $45,445, paid to him in 2009.

(7)	93,426 RSUs with an aggregate grant date fair value of $582,511 and 93,425 performance RSUs with an aggregate grant date fair value of $796,915 comprise the amount of Ms. Salka’s 2011 stock awards. Assuming the highest level of performance conditions will be achieved for the 93,425 performance RSU award, the aggregate grant date fair value of such award would equal $1,019,384.

(8)	“PEO” refers to our principal executive officer.

(9)	Mr. Scott’s annual base salary for 2011 equaled $300,000. The salary amount set forth in the table includes amounts earned in his current position since January 24, 2011 and amounts earned with us in 2011 prior to his promotion. Mr. Scott did not become a named executive officer until he became Chief Financial Officer. Accordingly, we do not include compensation information for him for fiscal years 2010 and 2009.

(10)	25,951 RSUs with an aggregate grant date fair value of $161,804 and 25,952 performance RSUs with an aggregate grant date fair value of $221,371 comprise the amount of Mr. Scott’s 2011 stock awards. Assuming the highest level of performance conditions will be achieved for the 25,952 performance RSU award, the aggregate grant date fair value of such award would equal $283,169.

(11)	“PFO” refers to our principal financial officer. We appointed Mr. Scott as our Chief Financial Officer, Chief Accounting Officer and Treasurer effective January 24, 2011. Mr. Bailey served as our Chief Financial Officer, Chief Accounting Officer and Treasurer until January 24, 2011, when his resignation became effective.

(12)	Amount represents the aggregate grant date fair value of Mr. Bailey’s 2010 stock awards and SAR/option awards at the time of grant. Mr. Bailey forfeited a portion of these awards because he separated from us prior to the full vesting of such awards.

(13)	29,845 RSUs with an aggregate grant date fair value of $186,084 and 29,844 performance RSUs with an aggregate grant date fair value of $254,569 comprise the amount of Ms. Jackson’s 2011 stock awards. Assuming the highest level of performance conditions will be achieved for the 29,844 performance RSU award, the aggregate grant date fair value of such award would equal $325,635.

(14)	30,277 RSUs with an aggregate grant date fair value of $188,777 and 30,277 performance RSUs with an aggregate grant date fair value of $258,263 comprise the amount of Mr. Henderson’s 2011 stock awards. Assuming the highest level of performance conditions will be achieved for the 30,277 performance RSU award, the aggregate grant date fair value of such award would equal $330,360.

Grants of Plan-Based Awards

The following table contains information concerning grants of plan-based awards to the named executive officers under our cash and equity plans during the year ended December 31, 2011:

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: # Of Shares Of Stock Or Units(8)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)(5)	Target (#)(6)	Maximum (#)(7)		Grant Date Fair Value Of Stock and Options Awards ($)(9)
Susan R. Salka		63,281	506,250	1,012,500
	1/25/2011				11,678	93,425	163,494		796,915
	1/25/2011							93,426	582,511
Brian M. Scott		22,500	180,000	360,000
	1/25/2011				3,244	25,952	45,416		221,371
	1/25/2011							25,951	161,804
Bary G. Bailey
Denise L. Jackson		23,719	189,750	379,500
	1/25/2011				3,731	29,844	52,227		254,569
	1/25/2011							29,845	186,084
Ralph Henderson		13,125	210,000	420,000
	1/25/2011				3,785	30,277	52,985		258,263
	1/25/2011							30,277	188,777

(1)	The columns comprising the “Estimated Future Payouts under Equity Incentive Plan Awards” set forth information regarding our grant of performance RSUs to our named executive officers in 2011. The ultimate number of performance RSUs that vest under this award depends on the results of the TSR Measurement, which will occur approximately three years after the date of grant. We describe the TSR Measurement in further detail in our CD&A above. We granted all equity awards reflected in this table under the Equity Plan.

(2)	The amount set forth in this column represents the minimum amount that a named executive officer would receive under our Bonus Plan if we met our 2011 Adjusted EBITDA target of $63.3 million and the named executive officer met only the threshold of one metric. We describe the Bonus Plan, including the 2011 metrics utilized for named executive officers, in our CD&A above.

(3)	The amount set forth in this column represents the amount that a named executive officer would receive under our Bonus Plan if we met our 2011 Adjusted EBITDA target of $63.3 million and the named executive officer met the target of each metric upon which his or her bonus is based. We describe the Bonus Plan, including the 2011 metrics utilized for named executive officers, in our CD&A above.

(4)	The Compensation Committee set the maximum bonus for 2011 under the Bonus Plan at 200% of the target amount. The amount set forth in this column represents the amount that a named executive officer would receive under our Bonus Plan if all financial metrics to which he or she is subject exceeded our 2011 Operating Plan by 10 to 20% (depending on the metric) and the individual, in the sole discretion of the Compensation Committee, demonstrated superior leadership, made exceptional individual contributions to our success in 2011 and the performance of the Company or the applicable division surpassed that of our direct competitors such that it awarded him or her the maximum bonus for the Relative Performance/Individual Leadership Component. We describe the Bonus Plan, including the 2011 metrics utilized for named executive officers, in our CD&A above.

(5)	The number of shares set forth in this column assumes that the Relative TSR percentile would equal at least 25%, which establishes the minimum amount of performance that we must achieve for our named executive officers to earn a portion of the award. We describe Relative TSR fully in our CD&A above.

(6)	The number of RSUs set forth in this column assumes that under the TSR Measurement each of the following conditions has been satisfied: (1) Relative TSR percentile equals at least 50 and (2) Absolute TSR exceeds zero.

(7)	The number of RSUs set forth in this column assumes that under the TSR Measurement each of the following conditions has been satisfied: (1) Relative TSR percentile equals at least 75% and (2) Absolute TSR exceeds zero.

(8)	The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting of some of the RSUs if we achieved our Adjusted EBITDA targets in 2011 or 2012. We achieved our 2011 Adjusted EBITDA target, and, as a result, 33% of the RSUs will vest on the 13-month anniversary of the grant date (or as soon thereafter as reasonably practicable after the target had been calculated and our financial results have been reported). If we meet our 2012 Adjusted EBITDA target, 34% of the RSUs will vest on the second anniversary of grant date (or as soon thereafter as reasonably practicable after the target has been calculated and our annual financial results had been reported).

(9)	This column represents the grant date fair value, calculated in accordance with SEC rules, of each equity award. For performance RSUs, which are subject to performance conditions, we report the grant date fair value based upon the probable outcome of such conditions and that value is consistent with the estimate of aggregate compensation cost to be recognized over the service period as of the grant date, excluding the effect of estimated forfeitures. These amounts do not necessarily correspond to the actual value that will be realized by our named executive officers. For additional information on the valuation assumptions used in the calculation of these amounts, refer to notes 1(p) and 11 to the financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 9, 2012.

Outstanding Equity Awards at Fiscal Year End

The following table represents equity interests held by the named executive officers as of December 31, 2011. Stock options, SARs, RSUs and performance RSUs comprise the equity awards represented in the table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	OPTION AWARDS(1)						STOCK AWARDS(2)
Name	Option Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	RSU or performance RSU Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Susan R. Salka	05/08/2003		39,405	—	9.68	05/08/2013	01/07/2009	(4)	44,736	198,180
	05/18/2004		160,000	—	14.94	05/18/2014	02/02/2010	(5)	75,114	332,755
	05/04/2005		185,000	—	14.86	05/04/2015	01/25/2011	(6)	93,426	413,877
	04/12/2006		43,250	—	18.03	04/12/2016	01/25/2011	(7)			93,425	(8)	413,873
	04/08/2008		61,646	—	16.18	04/08/2018
	01/07/2009	(9)	78,113	38,473	8.71	01/07/2019
	02/02/2010	(9)	64,003	129,946	8.78	02/02/2020

Brian M. Scott	01/07/2009		8,679	4,275	8.71	01/07/2019	09/10/2008	(10)	7,500	33,225
							01/07/2009	(4)	4,970	22,017
							04/09/2009	(11)	412	1,825
							02/02/2010	(12)	12,364	54,773
							03/12/2010	(12)	1,633	7,234
							01/25/2011	(6)	25,951	114,963
							01/25/2011	(7)			25,952	(8)	114,967

Denise L. Jackson	05/08/2003		7,500	—	9.68	05/08/2013	01/07/2009	(4)	12,841	56,886
	05/18/2004		27,500	—	14.94	05/18/2014	05/11/2009	(12)	640	2,835
	05/04/2005		65,000	—	14.86	05/04/2015	02/02/2010	(5)	23,995	106,298
	04/12/2006		11,662	—	18.03	04/12/2016	02/02/2010	(12)	26,661	118,108
	04/08/2008		18,402	—	16.18	04/08/2018	01/25/2011	(6)	29,845	132,213
	01/07/2009	(9)	22,421	11,043	8.71	01/07/2019	01/25/2011	(7)			29,844	(8)	132,209
	02/02/2010	(9)	20,445	41,511	8.78	02/02/2020

Ralph Henderson	09/04/2007		22,014	—	17.86	09/04/2017	01/07/2009	(4)	14,498	64,226
	04/08/2008		20,777	—	16.18	04/08/2018	05/11/2009	(12)	722	3,198
	01/07/2009	(9)	25,314	12,468	8.71	01/07/2019	02/02/2010	(5)	24,342	107,835
	02/02/2010	(9)	20,742	42,112	8.78	02/02/2020	02/02/2010	(12)	27,047	119,818
							01/25/2011	(6)	30,277	134,127
							01/25/2011	(7)			30,277	(8)	134,127

(1)	Option Awards consist of stock options and SARs. We granted SARs from 2006 through 2010, and we granted stock options prior to 2006. Effective November 2, 2010, both Ms. Salka and Ms. Jackson opted voluntarily to surrender their 2002 stock option grants and 2007 SAR grants, which were underwater, resulting in Ms. Salka foregoing awards totaling 101,530 shares, and Ms. Jackson foregoing awards totaling 23,398 shares.

(2)	Stock Awards consist of RSUs granted under the Equity Plan from 2008 through 2011 and performance RSUs granted under the Equity Plan in 2011.

(3)	The market value of stock awards and the equity incentive plan awards represents (1) the number of shares underlying each award that had not vested as of December 31, 2011 as set forth in the applicable column, multiplied by (2) $4.43, the closing price of our Common Stock as of December 30, 2011, which was the last trading day of 2011.

(4)	The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting of some of the RSUs if we achieved our Adjusted EBITDA targets in 2009 or 2010. We did not achieve our 2009 Adjusted EBITDA target, and thus no accelerated vesting occurred on that basis. We did, however, achieve our 2010 Adjusted EBITDA target, and, as a result, 34% of the RSUs vested on an accelerated basis in the first quarter of 2011.

(5)	The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting of some of the RSUs if we achieved our Adjusted EBITDA targets in 2010 or 2011. We achieved our 2010 and 2011 Adjusted EBITDA targets, and, as a result, 33% and 34%, respectively, of the RSUs vested or will vest on an accelerated basis.

(6)	The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting of some of the RSUs if we were to achieve our Adjusted EBITDA targets in 2011 or 2012. We achieved our 2011 Adjusted EBITDA target, and, as a result 33% of the RSUs will vest on the 13-month anniversary of the grant date (or as soon thereafter as reasonably practicable after the target had been calculated and our financial results have been reported). If we meet our 2012 Adjusted EBITDA target, 34% of the RSUs will vest on the second anniversary of grant date (or as soon thereafter as reasonably practicable after the target has been calculated and our annual financial results have been reported).

(7)	The performance RSUs underlying this award vest on the date on which the Compensation Committee performs the TSR Measurement, which shall be no earlier than three years and five days after the grant date. We describe the TSR Measurement in detail in the CD&A section above.

(8)

The ultimate number of performance RSUs that vest under this award depends on the results of the TSR Measurement, which, under the terms of the award, will occur no earlier than three years and five days after the grant date. The range of performance RSUs that may vest under this award is zero to an amount equal to the product of (1) the number set forth for the award in this column (the “Target Amount”), multiplied by (2) 1.75. The threshold amount equals 12.5% of the Target Amount (the “Threshold Amount”). If we were to have conducted the TSR Measurement on December 30, 2011, the last trading day of the year, (1) Relative TSR would have measured at the 31st percentile, and (2) Absolute TSR would have been negative. Based on those results, RSUs equal to 21.5% of the Target Amount would have been earned, which would have exceeded the Threshold Amount. Accordingly, pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, we set forth the number of shares representing the Target Amount for the award in this column. For the Target Amount of RSUs to be earned, Relative TSR under the TSR Measurement would need to equal the 50th percentile and Absolute TSR would have to exceed zero.

(9)	The SARs awarded under this equity grant become exercisable in three approximately equal annual installments beginning on the first anniversary of the date of the grant.

(10)	The RSUs underlying this award vest on the fourth anniversary of the date of grant.

(11)	The RSUs underlying this award vest in three approximately equal annual installments beginning with the first anniversary of the grant.

(12)	The RSUs underlying this award vest in three installments as follows: 33% of the RSUs on the thirteenth-month anniversary of the date of grant, 34% of the RSUs on the second anniversary of the date of grant, and 33% on the third anniversary of the date of grant.

Options Exercises and Stock Vested

The following table shows information regarding exercises of option awards to purchase our Common Stock and vesting of stock awards held by our named executive officers during 2011, as of December 31, 2011.

OPTIONS EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Susan R. Salka	—	—	131,724	(2)	1,061,899	(3)
Brian M. Scott	—	—	13,803		108,117
Bary G. Bailey(4)	16,438	139,641	—		—
Denise L. Jackson	—	—	48,865		382,509
Ralph Henderson	—	—	52,315		410,800

(1)	The “Value Realized on Vesting” reflects the aggregate market price of our Common Stock on the respective dates of vesting.

(2)	This amount reflects 60,043 shares of Common Stock that vested on March 10, 2011, of which Ms. Salka deferred receipt under the Deferred Compensation Plan. This column does not reflect 55,000 deferred vested RSUs that were released to Ms. Salka on June 1, 2011 under the Deferred Compensation Plan. The aggregate value of the June 1, 2011 release, determined based on the average of the high and low price of our Common Stock on May 31, 2011, equaled $471,350.

(3)	This amount includes the aggregate value of the 60,043 shares of Common Stock that vested on March 10, 2011 of which Ms. Salka deferred receipt under the Deferred Compensation Plan, determined based on the average of the high and low price of our Common Stock on March 9, 2011, which equaled $7.37.

(4)	On June 7, 2011, after Mr. Bailey’s employment with us had terminated, he exercised SARs totaling 72,545 shares with a grant price per share of $6.57. The transaction resulted in the distribution of 16,438 shares of our Common Stock, of which we withheld 6,029 shares for tax purposes. We determined “Value Realized on Exercise” based on the average of the high and low price of our Common Stock on June 6, 2011, the day prior to exercise, which equaled $8.50.

Nonqualified Deferred Compensation

We adopted and maintain our Deferred Compensation Plan, which provides our executives, including our named executive officers, with the opportunity to defer up to 80% of their base salary and up to 90% of their bonus. The Deferred Compensation Plan also permits executives to defer the settlement date of their RSUs. We match 25% up to the first 8% of the executive’s cash compensation. The Deferred Compensation Plan credits deferrals (other than deferrals of RSUs) with earnings or losses based upon the executive’s selection of 13 publicly traded mutual funds, which may change from time to time. The measurement funds are: Nationwide VIT Money Market, PIMCO VIT Real Return, PIMCO VIT Total Return, LASSO® Long and Short Strategic Opportunities®, T. Rowe Price Equity Income, Dreyfus Stock Index, American Funds IS Growth, Goldman Sachs VIT Mid Cap Value, Morgan Stanley UIF Mid Cap Growth, Royce Capital Small Cap, Vanguard VIF Small Company Growth, MFS VIT II International Value, and American Funds IS International. Executives may change their election of measurement funds on a daily basis.

Benefits under the Deferred Compensation Plan are payable in a lump sum or in annual installments for a period of up to ten years beginning six months after the executive’s separation from service. Executives may also select at the time of deferral to be paid upon a change of control or a fixed distribution date, which must be at least two years after the date of deferral. Benefits under the Deferred Compensation Plan are also payable if the executive experiences an unforeseen financial emergency. Deferrals of RSUs are settled in shares upon a fixed date selected by the executive or upon a separation from service or change in control.

The following table reflects contributions made by the named executive officers and matching contributions made by us under the Deferred Compensation Plan for fiscal year 2011 as well as the named executive officers’ aggregate earnings, withdrawals and balance information.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contribution in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals or Distributions ($)		Aggregate Balance at FYE ($)(4)
Susan R. Salka	62,552	15,638	(16,757)	471,350	(5)	1,442,376	(6)
Brian M. Scott	32,090	7,595	(3,077)	—		89,912
Bary G. Bailey	—	—	—	—		—
Denise L. Jackson	38,616	9,654	(13,983)	—		384,041
Ralph Henderson	62,713	10,695	(3,148)	—		126,269	(7)

(1)	The 2011 “Salary” and 2010 “Non-Equity Incentive Compensation” columns of the Summary Compensation Table include the contributions, as applicable, of the named executive officers set forth in this table.

(2)	We include the matching contributions made by us set forth in this column in the 2011 “All Other Compensation” column of the Summary Compensation Table.

(3)	Aggregate earnings are not reflected in the Summary Compensation Table.

(4)	To the extent our named officers made contributions or we made matching contributions to our named executive officers for the periods set forth in the Summary Compensation Table, such amounts are included (subject to increases or decreased earnings on such amounts) in this column.

(5)	This amount represents the value of 55,000 deferred vested RSUs that were released to Ms. Salka on June 1, 2011, determined based on the average of the high and low price of our Common Stock on May 31, 2011, which equaled $8.57.

(6)	This amount includes $265,990 representing the value of 60,043 deferred vested RSUs in Ms. Salka’s deferred compensation account, determined based on our Common Stock price of $4.43 per share, the closing price of our Common Stock as of December 30, 2011, the last trading day of 2011.

(7)	Includes $3,022 of matching contributions that were not vested as of December 31, 2011.

Termination of Employment and Change in Control Arrangements

Ms. Salka’s Employment Agreement

We are party to an employment agreement with Ms. Salka dated May 4, 2005, as amended February 6, 2008. The employment agreement provides that Ms. Salka will serve as our President and CEO. For her services in that capacity, Ms. Salka (1) receives a base salary that we may increase annually at our discretion, (2) is eligible to receive an annual bonus subject to meeting certain performance-based criteria, and (3) is eligible to participate in our equity plans, employee benefit plans and other benefits programs provided in the same manner and to the same extent as our other senior management. The term of the employment agreement ends May 4, 2013. Ms. Salka’s employment agreement automatically renews unless a party gives notice 120 days prior to the expiration date that such party does not wish to extend the term of the employment agreement.

The employment agreement provides that Ms. Salka will receive severance benefits under three certain circumstances as follows:

(1)	Death or Disability. In the event of her disability or death, Ms. Salka or her estate, as applicable, would be entitled to an immediate lump sum severance payment equal to the sum of (A) two times her then-current annual base salary, (B) an amount equal to the average of bonuses earned for the three most recent fiscal years (“Average Bonus”) by her; and (3) the value of two years of continued medical, life, dental and, if applicable, disability insurance benefits.

(2)	Termination for Reason Other than for Cause or Resignation for Good Reason. If we terminate Ms. Salka’s employment for any reason other than for “cause,”[11] or if she terminates her employment for “good reason,”[12] Ms. Salka would be entitled to receive from us, not later than 30 days following termination of employment, a lump sum amount equal to the sum of (A) two times her then-current annual base salary, (B) two times her Average Bonus, and (C) the value of two years of continued medical, life, dental and disability insurance benefits.

(3)	Change in Control. If, within one year following a “change in control,”[13] we terminate Ms. Salka for any reason other than for cause, or if she terminates her employment for good reason, she would be entitled to receive, as soon as reasonably practicable following her termination, a lump sum amount equal to the sum of (A) three times her then-

[11]	“Cause” is defined in the employment agreement as a termination of employment by us due to Ms. Salka’s (i) commission of an act of fraud or embezzlement against us or any of our subsidiaries or conviction in a court of law, or guilty plea or no contest plea, of any charge involving an act of fraud or embezzlement; (ii) conviction in a court of law, or guilty plea or no contest plea, to a felony charge; (iii) willful misconduct as our employee or as an employee for any of our subsidiaries that is reasonably likely to result in injury or financial loss to us or our subsidiaries; (iv) willful failure to render services to us or any of our subsidiaries in accordance with her employment duties, which amounts to a material neglect of duties to us and does not result from physical illness, injury or incapacity, and which failure is not cured promptly after adequate notice; or (v) a material breach of certain covenants of the employment agreement, if not cured within 30 days after written notice.
[12]	“Good Reason” is defined in the employment agreement as (i) a material breach by us of the employment agreement with the exception of certain provisions thereto or of the non-qualified stock option agreement not cured within 30 days after the Board’s receipt of written notice of such non-compliance; (ii) the assignment to Ms. Salka without her consent of duties materially and adversely inconsistent with her position, duties or responsibilities, or a change in her title or office, or any removal of her from any of such positions, titles or offices, or any failure to elect or reelect her as a member of the Board or any removal of her as such a member, subject to certain exceptions; or (iii) the relocation of our corporate headquarters from San Diego, California of more than 50 miles without her approval.
[13]	“Change in control” is defined in the employment agreement as occurring upon: (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (2) our dissolution or liquidation; (3) the sale of all or substantially all of our business or assets; or (4) the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of our stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or (y) our stockholders cease to beneficially own, directly or indirectly, in substantially the same proportion as they owned the then outstanding voting securities immediately prior to the Business Combination, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation). “Surviving Corporation” means the corporation resulting from a Business Combination, and “Parent Corporation” means the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.

current annual base salary, (B) three times her Average Bonus, and (3) the value of two years of continued medical, life, dental and disability insurance benefits. In addition, any unvested shares of RSUs, unvested options or other equity-based compensation awards, other than the performance RSU award granted in 2011, held by Ms. Salka would automatically become 100% vested upon any “change in control” (as defined in Ms. Salka’s equity award agreements and the Equity Plan).

Under some circumstances, amounts payable under Ms. Salka’s employment agreement are subject to a full “gross-up” payment to make her whole if she is deemed to have received “excess parachute payments” under Section 4999 of the Code. The employment agreement has not been amended in recent years; since 2009, we have committed to cease entering into employment agreements with tax gross-ups. Payment of all or a portion of the amounts set forth above may be delayed six months following her termination, if necessary to comply with the requirements of Section 409A of the Code. The employment agreement requires Ms. Salka to release any claims against us. The employment agreement also contains a confidentiality provision and a provision requiring Ms. Salka not to solicit our employees during its term and for a period of two years thereafter.

The following table sets forth illustrative examples of the payments and benefits Ms. Salka would have received if any of the circumstances described above occurred as of December 30, 2011, the last business day of 2011.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

CHIEF EXECUTIVE OFFICER

Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(1)	Tax Gross- Ups ($)	TOTAL ($)
Termination of Employment by Us without Cause or by Ms. Salka for Good Reason Absent a Change in Control	1,350,000	722,860	22,840	—	—	2,095,700
Disability	1,350,000	361,430	22,840	—	—	1,734,270
Death	1,350,000	361,430	13,535	—	—	1,724,965
Termination of Employment by Us without Cause or by Ms. Salka for Good Reason with a Change in Control	2,025,000	1,084,290	22,840	944,813	—	4,076,943

(1)	We computed the value of accelerated equity awards using a share price of $4.43, the closing price of our Common Stock on December 30, 2011. This column does not reflect awards that had already vested as of December 30, 2011.

Executive Officer Severance Agreements

We are party to executive severance agreements with (1) Ms. Jackson, dated May 4, 2005, as amended on March 8, 2006 and February 6, 2008, (2) Mr. Henderson, dated September 4, 2007, as amended February 6, 2008, and (3) Mr. Scott, dated January 24, 2011.14 The severance agreements are virtually identical and provide that the applicable named executive officer will receive severance benefits if we terminate his or her employment without “cause,” or relocate his or her position to a locale beyond a 50-mile radius of our current corporate headquarters in San Diego, California (in either case, an involuntary termination). If an involuntary termination occurs, but not within one year of a “change in control” (defined as in Ms. Salka’s employment agreement, see footnote 13, above), benefits include a cash payment equal to the applicable named executive officer’s then-current annual base salary, payment of a prorated portion of his or her Average Bonus and reimbursement for the COBRA health coverage for his or her health insurance for a one-year period (or until he or she becomes eligible for comparable coverage under another employer’s health plans, if earlier), less his or her share of premiums. If an involuntary termination occurs within one year of a change in control, the applicable named executive officer’s severance payment equals two times the sum of (A) his or her then-current annual base salary, plus (B) an amount equal to his or her Average Bonus. Each severance agreement contains a requirement that the named executive officer execute a general release in our favor as a condition to receiving the severance payments.

[14]	We had a similar severance agreement with Mr. Bailey, who voluntarily resigned on January 24, 2011. Accordingly, we provide no illustrative example for Mr. Bailey as his termination did not trigger any payments under his severance agreement, and we did not employ him as of December 30, 2011.

The following table sets forth illustrative examples of the payments and benefits Ms. Jackson, Mr. Henderson and Mr. Scott would have received if any of the circumstances described above occurred as of December 30, 2011, the last business day of 2011:

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

OTHER EXECUTIVE OFFICERS

Denise L. Jackson Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(1)	TOTAL ($)
Involuntary Termination of Employment Absent a Change in Control	345,000	163,084	7,791	—	515,875
Involuntary Termination of Employment Within One Year of a Change in Control	690,000	326,168	7,791	416,340	1,440,299

Ralph Henderson Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)	TOTAL ($)
Involuntary Termination of Employment Absent a Change in Control	350,000	197,615	6,768	—	554,383
Involuntary Termination of Employment Within One Year of a Change in Control	700,000	395,230	6,768	429,205	1,531,203

Brian M. Scott Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)	TOTAL ($)
Involuntary Termination of Employment Absent a Change in Control	300,000	114,034	10,679	—	424,713
Involuntary Termination of Employment Within One Year of a Change in Control	600,000	228,068	10,679	234,037	1,072,784

(1)	Pursuant to the terms of the equity award agreements with our named executive officers, upon a change in control of the Company, all of their unvested equity awards, other than unvested performance RSUs granted in 2011, become vested and exercisable. We have included the value of accelerated vesting of each named executive officer’s equity awards in the table above. For this purpose, we used $4.43, the closing price of our Common Stock on December 30, 2011. This column does not reflect awards that had already vested as of December 30, 2011.

Director Compensation

The following table provides information about the compensation that our directors earned during fiscal year 2011. The table does not include Ms. Salka, who received no additional compensation for her service as a director.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Martin E. Chavez(1)	12,500	—	—	—	—	—	12,500
R. Jeffrey Harris(2)	65,000	135,003	—	—	—	—	200,003
Michael M.E. Johns, M.D.	50,000	135,003	—	—	—	—	185,003
Martha H. Marsh	50,000	135,003	—	—	—	—	185,003
Andrew M. Stern(3)	60,000	135,003	—	—	—	—	195,003
Paul E. Weaver(4)	80,000	135,003	—	—	—	—	215,003
Douglas D. Wheat(5)	100,000	135,003	—	—	—	—	235,003
Wyche H. Walton(6)	12,500	—	—	—	—	—	12,500

(1)	Mr. Chavez’s term as a director expired on April 12, 2011.

(2)	Mr. Harris is Chairman of the Compensation Committee.

(3)	Mr. Stern is Chairman of the Corporate Governance Committee.

(4)	Mr. Weaver is Chairman of the Audit Committee.

(5)	Mr. Wheat is Chairman of the Board of Directors.

(6)	Mr. Walton’s term as a director expired on April 12, 2011.

We pay non-employee directors an annual cash retainer and no meeting fees. For fiscal year 2011, the annual cash retainer for each director equaled $50,000, payable in four equal quarterly installments. For fiscal year 2011, the Chairman of the Board and committee chairmen each received an additional annual retainer payable in four equal quarterly installments as follows: (1) Chairman of the Board, $50,000; (2) Chairman of the Audit Committee, $30,000; (3) Chairman of the Compensation Committee, $15,000 and (4) Chairman of the Corporate Governance Committee, $10,000. We also reimburse directors for out-of-pocket expenses incurred in connection with their service.

On April 12, 2011, we granted each non-employee director an award of 16,168 RSUs. The “Stock Awards” column reflects the aggregate grant date fair value of each award. The RSUs granted on April 12, 2011 vest and settle on the one-year anniversary of the date of grant.

We do not have a program of automatic annual equity grants, but historically have granted equity awards to non-employee directors upon appointment or election to the Board, and periodically thereafter during the director’s term. The value of such awards has historically been two to three times that of the director cash retainer. Historically, the shares are not distributed upon vesting, but must be held until his or her separation of service from us. Effective January 1, 2012, we adopted equity ownership guidelines for directors. Although discretionary, we anticipate that we will continue to grant equity awards to non-employee directors at some level; however, in light of the limited number of shares authorized for distribution under our current Equity Plan, in 2012, if our stockholders do not approve the Amended Equity Plan, the directors may receive a higher annual cash retainer and a reduced equity award. Non-employee directors are not eligible to participate in the Bonus Plan or the Deferred Compensation Plan.

PROPOSAL 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. As previously disclosed, the Board has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next stockholder advisory vote will occur at our 2013 Annual Meeting of Stockholders.

As described in detail in the CD&A section above, we design our executive compensation programs to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, we reward our named executive officers for our successful performance, the achievement of specific annual, long-term and strategic goals, and the realization of increased stockholder value. Our executive compensation programs are substantially tied into our key business objectives and, therefore, aligned with the interests of our stockholders. The Board maintains the highest level of corporate governance over our executive pay programs, and closely monitors best practices and the compensation programs and pay levels of executives at peer companies to ensure that our compensation programs are within the norm of a range of market practices.

We have two stockholder-approved incentive plans that we use to motivate, retain and reward our executives. These cash and equity plans make up a majority of the pay we provide to our executives. Incentive pay accounted for over 60% of the CEO’s total compensation in each of the last three years at target level; and 50-70% of the other named executive officers’ pay at target level during the same time period. As a result of this pay-for-performance structure, our CEO has realized significantly less than her target pay over the course of the last three years. We believe our performance pay structure appropriately incents executives without excessive risk. Over the past three years, the Compensation Committee has taken incremental steps to further emphasize its philosophy of pay-for-performance as follows:

•	Maintained base compensation for our named executive officers at the same levels since 2009, with the exception of our Chief Financial Officer who we appointed to the position in January 2011;

•	Maintained the target percentage bonus for each named executive officer under our Bonus Plan in 2011 and 2012;

•	Revised the goals for each metric utilized to determine a bonus under the Bonus Plan so that target bonus payouts required exceeding the prior year’s operating plan financial targets;

•	Reduced the aggregate grant date fair value of equity awards granted in 2011 from those granted in 2010;

•

Introduced a long-term incentive award based on relative total shareholder return of the Russell 2000 index as well as absolute total shareholder return, which took the form of performance RSUs in 2011 and this performance award structure, either through the use of performance RSUs or a cash incentive plan, will be continued in 2012 and make up an even greater percentage, 70% rather than 50%, of the long-term incentive award; and

•

Implemented a stock ownership policy requiring (1) our CEO to hold Common Stock equal in value to three times her annual base salary, and (2) requiring our other named executive officers to hold Common Stock equal in value to two times their annual base salary.

We ask that you support the compensation of our named executive officers as disclosed in the CD&A section and the accompanying tables contained in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and the other related tables and narrative disclosure.”

Because your vote is advisory, it will not bind us, the Compensation Committee, or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs and policies.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE

COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3:

APPROVAL OF THE COMPANY’S SENIOR MANAGEMENT

INCENTIVE BONUS PLAN, AS AMENDED AND RESTATED

On May 8, 2003 our stockholders approved the original Bonus Plan, which allowed bonuses paid under the Bonus Plan to constitute performance-based compensation under Section 162(m) of the Code. The stockholders re-approved the Bonus Plan, with certain amendments, in 2008.

Applicable tax laws require us to seek stockholder approval of our Bonus Plan at least every five years, which the Board decided to seek in 2012. In connection with such stockholder approval, the Board voted on February 23, 2012 to amend and restate the Bonus Plan to include the following amendments: (1) to allow for cash denominated awards for Performance Periods of more than one year, in addition to the one-year Performance Period currently set forth in the Bonus Plan, (2) to permit Performance Periods to overlap, and (3) to clarify that any of the Performance Criteria under the Amended Bonus Plan may be measured in absolute terms or as compared to the results of a peer group or index. The Board proposes that stockholders approve the Amended Bonus Plan.

Summary of the Bonus Plan

The following description only summarizes certain provisions of the Amended Bonus Plan and is qualified in its entirety by reference to its full text, a copy of which we attach as Appendix A to this proxy statement. Unless the context indicates otherwise, capitalized terms used in this “Proposal 3” have the meanings given to them in the attached Amended Bonus Plan.

Purpose

Section 162(m) of the Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1,000,000 paid in any year to their chief executive officer, or any of three most highly compensated executive officers, other than the chief financial officer (“Named Executive Officers”), unless such payments are “performance-based” in accordance with conditions specified under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder (the “Section 162(m) Limitations”). One of those conditions requires us to obtain stockholder approval of the material terms of the performance goals set by a committee of outside directors. Stockholder approval must be obtained initially and every five years thereafter. The Amended Bonus Plan is intended to satisfy the Section 162(m) Limitations.

The purpose of the Bonus Plan is to establish a program of incentive compensation for Named Executive Officers and other key employees of the Company and its subsidiaries that is directly related to the performance results of the Company and such individuals. If the applicable performance goals are satisfied, this proposal would enable us to pay performance-based compensation to our Named Executive Officers and to obtain tax deductions for such payments, without regard to the limitations of Section 162(m) of the Code.

Administration

A committee selected by the Board will administer the Amended Bonus Plan. The committee is composed of two or more members of the Board, each of whom is required to be an “outside director” (within the meaning of Section 162(m) of the Code). The Board has designated the Compensation Committee to act as the committee. The Compensation Committee has all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Amended Bonus Plan, including authority to determine eligibility for participation, establish the maximum award that may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each participant, calculate and determine each participant’s level of attainment of such goals, and calculate the Bonus Award for each participant based upon such level of attainment. Except as otherwise specifically limited in the Amended Bonus Plan, the Compensation Committee has full power and authority to construe, interpret, and administer the Amended Bonus Plan.

Eligibility

Any officer or other key employee of the Company and its subsidiaries selected by the Compensation Committee, in its sole discretion, shall be eligible to participate in the Amended Bonus Plan. As of December 31, 2011, there were 11 of our employees who could, if selected by the Compensation Committee, participate in the current Bonus Plan.

Bonus Awards and Performance Goals

The Amended Bonus Plan provides that the Compensation Committee shall designate for each “Performance Period” (which is the period during which performance is measured to determine the level of attainment of an award) which participants will be eligible for awards. Our fiscal year, which is currently the calendar year, or any period of one or more years constitutes a Performance Period under the Amended Bonus Plan. Performance Periods may overlap.

The Compensation Committee will establish for each Performance Period a maximum award (and, if the Compensation Committee so determines, a target and/or threshold award) and goals relating to the Company, subsidiary, divisional, departmental and/or functional performance for each participant (the “Performance Goals”) and communicate such Performance Goals to each participant prior to or during the applicable Performance Period. Participants will earn Bonus Awards based upon the level of attainment of the applicable Performance Goals during the applicable Performance Period, as and to the extent established by the Compensation Committee.

The Performance Goals will be based on attainment of specific levels of our performance (or of one of our subsidiaries, divisions, departments or functions) with reference to one or more of the following Performance Criteria: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) total stockholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense ratio; (xxii) revenues; or (xxiii) any other objective value-based performance measure. Performance Criteria under the Amended Bonus Plan may be measured in absolute terms or as compared to the results of a peer group or index.

As soon as practicable following the end of the applicable Performance Period, the Compensation Committee will certify the attainment of the Performance Goals and will calculate the Bonus Award, if any, payable to each participant. Bonus Awards will be paid in a lump sum cash payment, as soon as practicable following the determination of the amount thereof by the Compensation Committee, but not later than March 15. The Compensation Committee retains the right to reduce any Bonus Award, in its discretion. The maximum amount payable to a participant who is a Named Executive Officer in respect of a Bonus Award that is intended to qualify for the performance-based exception to Section 162(m) of the Code is $3,000,000.

Effective Date; Termination and Amendment

If approved by our stockholders, the Amended Bonus Plan will become effective as of April 18, 2012 (or such later date as the stockholders approve it) and we will not need to seek further stockholder approval until our annual meeting in 2017. If our stockholders do not approve the Amended Bonus Plan, the current Bonus Plan will remain in effect and we will seek re-approval of the current Bonus Plan (with any amendments approved by the Board) at our 2013 Annual Meeting of Stockholders.

The Compensation Committee may amend, suspend or terminate the Amended Bonus Plan at any time; provided, however, that no amendment may be made without the approval of our stockholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

New Plan Benefits

Because amounts payable under the Amended Bonus Plan are based on satisfaction of certain Performance Goals in each applicable Performance Period, it cannot be determined at this time what amounts, if any, will be received by any participants under the Amended Bonus Plan. The amounts earned under the current Bonus Plan for fiscal years 2009, 2010 and 2011 to our Named Executive Officers are set forth in the Summary Compensation Table above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S SENIOR MANAGEMENT INCENTIVE BONUS PLAN, AS AMENDED AND RESTATED.

PROPOSAL 4:

APPROVAL OF THE COMPANY’S EQUITY PLAN, AS

AMENDED AND RESTATED

Our stockholders last approved the Equity Plan on April 9, 2009. As of December 31, 2011, equity awards representing 3,576,297 shares of Common Stock were outstanding, with 424,086 shares of Common Stock remaining available for future grant under the Equity Plan.

The Board has approved, subject to stockholder approval, an amendment and restatement of the Equity Plan (the “Amended Equity Plan”) to, among other things, (1) increase the total number of shares of Common Stock authorized for issuance by an additional 2,400,000 shares, (2) remove the fungible ratio requirement to count each share granted under a full value award (i.e., an award other than an option or SAR award) as an award of 1.6 shares of Common Stock, and (3) allow shares (a) tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding or (b) subject to SARs that are not issued in connection with settlement of the SAR on exercise thereof, in each case, to be available again for awards. The Board believes the Amended Equity Plan will continue to allow us to attract and retain the services of key employees and directors. Unless and until approved by our stockholders, the additional 2,400,000 shares authorized for issuance under the Amended Equity Plan will not be available for grants under it. The closing price of our Common Stock on the Record Date was $5.63.

The Board believes that equity awards are an important element of compensation for management. Equity awards incentivize management to have a longer-term perspective in supporting our growth strategy and meeting our financial objectives on a sustained basis to provide longer-term returns to our stockholders. The Board anticipates that providing such persons with a direct stake in the Company will help assure a close identification of the interests of participants in the Amended Equity Plan and the interests of us and our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us. To promote even further alignment of executive pay with our shareholder’s interest, in 2011, we introduced the use of performance RSU awards, and, in 2012, if additional shares of Common Stock are authorized under the Amended Equity Plan, we intend to make such awards constitute 70% of the equity awards granted to our named executive officers.

As of December 31, 2011, our three-year average burn rate (the number of shares underlying equity awards divided by the weighted average common shares outstanding) is 4.92%, which represents a burn rate of 1.56% in 2011, 4.02% in 2010 and 7.38% in 2009. As evidenced by these rates, over the past two years, we have significantly reduced the number of shares awarded and the participant pool. Our burn rate in 2009 reflects, in part, a one-time RSU grant to each employee that vested ratably over a three-year period. We made this one-time grant to address retention and morale of our employee base in light of extraordinary actions we took in response to the economic downturn such as mandatory base pay cuts, reduction in work hours, mandatory unpaid leave and elimination of the 401(k) match. In 2010, fewer than 80 employees received awards under the Equity Plan and in 2011, fewer than 25 employees received awards under the Equity Plan. We believe our burn rate over the past two years is reasonable and within industry norms. We commit to cap our average annual burn rate at 4.69% for the three-year period of fiscal years 2012, 2013, and 2014. In calculating our compliance with the burn rate commitment, we define burn rate as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average number of shares of our Common Stock outstanding (basic) during our fiscal year. For purposes of calculating the number of shares of Common Stock granted in each of the next three fiscal years, each share underlying an equity award will be converted into option-share equivalents. In this case, awards of stock options and SARs will count as one share and awards of RSUs, restricted stock or other full value awards will count as 1.5 shares.

Summary of the Equity Plan

The following description only summarizes certain provisions of the Amended Equity Plan and is qualified in its entirety by reference to its full text, a copy of which we have attached as Appendix B to this proxy statement.

Primary Features. The material features of the Amended Equity Plan are:

•	The maximum number of shares reserved and available for issuance is increased by 2,400,000 shares;

•	The award of stock options (both incentive and non-qualified options), SARs, restricted stock, unrestricted stock and RSUs is permitted;

•	All shares of Common Stock underlying an award made under the Amended Equity Plan will be counted as an award of one share of Common Stock regardless of award type;

•

Each share of Common Stock underlying an award that again becomes available for grant as a result of forfeiture, cancellation, expiration or termination (other than by exercise) shall be made available again for issuance;

•

Each share (a) tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding with respect to an award, (b) subject to SARs that are not issued in connection with settlement of the SARs on exercise thereof or (c) subject to an award under our Stock Option Plan that is forfeited, expired or settled for cash, in each case, shall be made available again for issuance;

•	The maximum number of SARs/stock options that can be awarded to any one individual in any calendar year is 1,000,000;

•	The maximum number of shares that can be awarded in the form of incentive stock options during the life of the Amended Equity Plan is 1,000,000;

•	Minimum vesting periods for grants of restricted stock and RSUs are required;

•	Shares of Common Stock issued under the Amended Equity Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise;

•	The Compensation Committee will administer the Amended Equity Plan. The Compensation Committee, in its discretion, may grant a variety of incentive awards based on our Common Stock;

•	Any material amendment (other than an amendment that curtails the scope of the Amended Equity Plan) is subject to approval by our stockholders; and

•	The term of the Amended Equity Plan is extended until ten years from stockholder approval.

To ensure that certain awards granted under the Amended Equity Plan, including awards of restricted stock and RSUs, to a “Covered Employee” (as defined in Section 162(m) of the Code) qualify as “performance-based compensation” under Section 162(m) of the Code, the Amended Equity Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria, described as such criteria relating to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the relevant participant is employed. Such performance criteria (“Performance Criteria”) may be based on the following metrics: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) total shareholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense; (xxii) revenue; or (xxiii) any other objective value-based performance measure. Performance Criteria under the Amended Equity Plan may be measured in absolute terms or compared to the results of a peer group or index. The Compensation Committee will select the particular Performance Criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award of restricted stock or RSUs (or combination thereof) granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares for any performance cycle, and options or SARs with respect to no more than 1,000,000 shares may be granted to any one individual during any calendar year period.

Plan Administration. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Equity Plan. The Compensation Committee may delegate to our CEO the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility and Limitations on Grants. Persons eligible to participate in the Amended Equity Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of ours and our subsidiaries as selected from time to time by the Compensation Committee.

The maximum award of stock options or SARs granted to any one individual will not exceed 1,000,000 shares (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or RSUs granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.

Stock Options. The Amended Equity Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the Equity Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. The maximum number of shares that can be granted in the form of incentive stock options cannot exceed 1,000,000 shares.

The Compensation Committee will fix the term of each option, provided the term cannot exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. Options may be exercised in whole or in part with written notice to us.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee, or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation and Stock Plan Committee may award a SAR either as a freestanding award or in tandem with a stock option. The Compensation Committee may award SARs subject to such conditions and restrictions as it may determine, provided that (1) upon exercise of a SAR granted in tandem with an option, the applicable portion of any related option shall be surrendered, (2) SARs granted in tandem with options are exercisable at such time or times and to the extent that the related stock options are exercisable, and (3) the term of SARs may not exceed ten years from the date of grant. The Compensation Committee will determine the exercise price of each SAR, but it may not be less than 100% of the fair market value of our Common Stock on the date of grant.

Restricted Stock. The Compensation Committee may award shares to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period. However, if these awards have a performance-based goal, the restriction period will be at least one year, and if these awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. Participants have the right to receive dividends paid on the shares; provided, however, if the vesting of the shares is subject to the attainment of performance goals, any dividends paid on the shares prior to the attainment of such performance goals shall accrue and shall not be paid to the participant until and only to the extent the performance goals are attained and the shares underlying the award are earned.

Restricted Stock Units. The Compensation Committee may award RSUs as deferred stock awards to participants. RSUs are ultimately payable in the form of shares of Common Stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified vesting period. However, if these awards have a performance-based goal, the restriction period will be at least one year, and if these awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation Committee’s sole discretion and subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of an RSU award. Participants have the right to receive dividend equivalents with respect to the dividends paid on the shares subject to the RSU award; provided, however, if the vesting of the shares is subject to the attainment of performance goals, dividend equivalents with respect to the dividends paid on the shares prior to the attainment of such performance goals shall accrue and shall not be paid to the participant until and only to the extent the performance goals are attained and the shares underlying the award are earned.

Unrestricted Stock. The Compensation Committee may grant shares (at no cost or for a purchase price determined by it) that are free from any restrictions under the Amended Equity Plan. Unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such individuals.

Tax Withholding. Participants in the Amended Equity Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares of Common Stock to be issued pursuant to an option exercise or other award, or by transferring to us shares of Common Stock having a value equal to the amount of such taxes.

Transferability of Awards. Generally, awards shall be exercisable only by the participant during his or her lifetime, or by the legal representative or guardian of the participant in the event of his or her incapacity. Subject to an exception for transfers to family trusts or family members, no awards may be sold, assigned, transferred or otherwise encumbered or disposed of by a participant other than by will or by the laws of descent and distribution.

Change in Control Provisions. The Amended Equity Plan provides that in the event of a sale event (as defined in the Amended Equity Plan) resulting in a change in control of the Company, all stock options and SARs will automatically become fully exercisable and conditions and restrictions relating solely to the passage of time and continued employment on all other awards will automatically be deemed waived, except as the Compensation Committee may otherwise provide in the relevant award agreement. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a change in control in the Compensation Committee’s discretion. In addition, in the event of a sale event in which our stockholders will receive cash consideration, we may make or provide for a cash payment to participants holding options and SARs equal to the difference between the per share cash consideration and the exercise price of the options or SARs.

Amendments and Termination. The Board may at any time amend or discontinue the Amended Equity Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Amended Equity Plan, including any amendments that increase the number of shares reserved for issuance under the Amended Equity Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of the Amended Equity Plan, or materially change the method of determining the fair market value of our Common Stock, will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Amended Equity Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except in connection with a reorganization or other similar change in our capital stock or a merger or other transaction, the Compensation Committee may not reduce the exercise price of an outstanding stock option or SAR or effect repricing of an outstanding stock option or SAR through cancellation or regrants.

Tax Aspects Under the Code

The following summarizes the principal federal income tax consequences of certain transactions under the Amended Equity Plan. It does not describe all federal tax consequences under the Amended Equity Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for us for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of Common Stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above (e.g., if the holding periods described above are not satisfied), the option is treated as a non-qualified option. In addition, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Restricted Stock

Restricted stock is not taxable to a recipient at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.

A recipient’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the recipient recognizes ordinary income pursuant to an award.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions

As a result of Section 162(m) of the Code, our deduction for certain awards under the Amended Equity Plan may be limited to the extent that our CEO or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). We structured the Amended Equity Plan to allow grants to qualify as performance-based compensation.

New Plan Benefits

Given the limited number of shares in the current Equity Plan, no equity awards have been made to eligible participants during 2012. As of the date of this proxy statement, no awards have been made from the additional 2,400,000 shares requested under the Amended Equity Plan. We cannot at this time determine the amount of awards we will make to our current executive officers, our non-executive directors or to our other employees under the Amended Equity Plan. For the awards received by our named executive officers and our directors under the current Equity Plan, please see the sections entitled “Grants of Plan-Based Awards” and “Director Compensation” above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL

OF THE COMPANY’S EQUITY PLAN, AS AMENDED AND RESTATED

Equity Compensation Plan Information at December 31, 2011

The following table sets forth information as of December 31, 2011 regarding compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
	Number of Securities to be Issued upon Exercise of Outstanding Options(1)	Weighted-Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Plan Category
Equity compensation plans approved by security holders	3,576,297	$10.32	424,086
Equity compensation plans not approved by security holders	233,952	$4.55	—

Total	3,810,249	$9.96	424,086

(1)	Includes options, SARs, RSUs and performance RSUs.

(2)	Under our Equity Plan, we may re-award shares that participants forfeit under our Stock Option Plan, under which we no longer issue equity awards. This figure does not include shares underlying our Stock Option Plan or the Equity Plan that are forfeited, cancelled or terminated after December 31, 2011. For more information about awards under the Equity Plan, please refer to notes 1(p) and 11 to the financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 9, 2012.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not employees of the Company, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist the Board to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls that management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements with management. In giving the Audit Committee’s recommendation to the Board, it has relied on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm, KPMG, included in its report on the Company’s consolidated financial statements.

The Audit Committee is responsible for the appointment, subject to stockholder ratification, of the Company’s independent registered public accounting firm. The members of the Audit Committee are independent as defined by Section 303A of the NYSE Listed Company Manual.

In this context, the Audit Committee has reviewed and discussed with management KPMG’s management’s report on the effectiveness of the Company’s internal control over financial reporting as well as KPMG’s report related to its audit of (i) the consolidated financial statements; and (ii) the effectiveness of internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence. KPMG advised the Audit Committee that KPMG was and continues to be independent accountants with respect to the Company.

The Audit Committee discussed with KPMG the overall scope and plans for its audits. The Audit Committee has met with KPMG, with and without management present, to discuss the results of its examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and KPMG, the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Audit Committee Members

Paul E. Weaver

Andrew M. Stern

R. Jeffrey Harris

PROPOSAL 5:

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

On February 23, 2012, upon the recommendation of the Audit Committee, the Board appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The Board proposes and recommends that the stockholders ratify this appointment.

Independent Registered Public Accounting Firm

KPMG served as our principal independent registered public accounting firm for 2011. Representatives from KPMG will be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions. The following sets forth the fees paid or accrued for audit services and the fees paid for audit-related, tax and all other services rendered by KPMG for each of the last two years:

Audit Fees: KPMG billed $1,386,137 and $1,208,150 for audit fees in 2011 and 2010, respectively. Audit fees consist of fees for professional services rendered in connection with the annual audits of (i) our consolidated financial statements, (ii) the effectiveness of internal control over financial reporting, (iii) reviews of the interim consolidated financial statements included in quarterly reports, and (iv) fees for SEC registration statement services.

Audit-Related Fees: KPMG billed $1,650 and $1,650 for audit-related services in 2011 and 2010, respectively. Audit-related fees consist principally of a subscription to an on-line research tool licensed from KPMG.

Tax Fees: KPMG billed $299,282 in 2011 for professional services rendered relating to the tax returns of Medfinders entities. KPMG billed $319,364 in 2010 for professional services rendered relating to tax-related due diligence for the Medfinders acquisition.

All Other Fees: KPMG billed $488,955 for professional services rendered relating to accounting and audit-related matters for the Medfinders acquisition in 2010. We did not incur any other fees billed by KPMG in 2011.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. In 2010 and 2011, the Audit Committee approved all fees billed by KPMG prior to the engagement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

OTHER MATTERS

Stockholder Proposals for the 2013 Annual Meeting

From time to time, stockholders present proposals, which may be proper subject for inclusion in the proxy statement and for consideration at the next annual meeting of stockholders. Any stockholder who desires to bring a proposal at our 2013 Annual Meeting of Stockholders without including such proposal in our proxy statement must deliver written notice thereof to our Secretary not before December 14, 2012 and not later than January 13, 2013. We must receive stockholder proposals intended to be included in the 2013 proxy statement no later than November 15, 2012. The stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated by the SEC under the Exchange Act.

If a stockholder proposal is not properly submitted for inclusion in the 2013 proxy statement pursuant to the requirements described above (but otherwise complies with the advanced notice provisions of our Bylaws), management will be permitted to vote proxies in its discretion if it advises stockholders in the 2013 proxy statement about the nature of the matter and how management intends to vote on such matter.

Annual Report

Stockholders will receive with this proxy statement a copy of our Annual Report including the financial statements and the financial statement schedules included in our annual report on Form 10-K as filed with the SEC for the fiscal year ended December 31, 2011 and certain exhibits thereto. Stockholders may request additional copies in writing at the following address:

AMN Healthcare Services, Inc.
12400 High Bluff Drive, Suite 100
San Diego, California 92130
Attention:	Denise L. Jackson
Senior Vice President, General Counsel and Secretary

If the exhibits to the annual report on Form 10-K are requested, a fee may be charged for reproduction of such exhibits.

Other Business

The Board does not know of any other matter that will come before the Annual Meeting other than those described in this proxy statement. If any other matters properly come up before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote all proxies in accordance with their judgment on such matters.

APPENDIX A

SENIOR MANAGEMENT INCENTIVE BONUS PLAN,

AS AMENDED AND RESTATED

I.	PURPOSE

The purpose of the Plan is to establish a program of incentive compensation for designated officers and/or key employees of Company and its subsidiaries and divisions that is directly related to the performance results of the Company and such employees. The Plan provides annual incentives, contingent upon continued employment and meeting certain corporate goals, to certain key employees who make substantial contributions to the Company. The Plan is amended and restated as of April 18, 2012 (or the date of stockholder approval, if later) to make various changes as provided herein.

II.	DEFINITIONS

“Board” means the Board of Directors of the Company.

“Bonus Award” means the award, as determined by the Committee, to be granted to a Participant based on that Participant’s level of attainment of his or her goals established in accordance with Articles IV and V.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee selected by the Board to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

“Company” means AMN Healthcare Services, Inc. and each of its subsidiaries.

“Designated Beneficiary” means the beneficiary or beneficiaries designated in accordance with Article XIII hereof to receive the amount, if any, payable under the Plan upon the Participant’s death.

“162(m) Bonus Award” means a Bonus Award that is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, as further described in Article VII.

“Participant” means any officer or key employee designated by the Committee to participate in the Plan.

“Performance Criteria” means objective performance criteria established by the Committee with respect to 162(m) Bonus Awards. Performance Criteria shall be measured in terms of one or more of the following objectives, described as such objectives relate to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the Participant is employed: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) total shareholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense ratio; (xxii) revenues; or (xxiii) any other objective value-based performance measure. Any of the foregoing criteria may be measured in absolute terms or as compared to the results of a peer group or index.

Each grant of a 162(m) Bonus Award shall specify the Performance Criteria to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and a formula for determining the amount of any payment or award to be made, if any, if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Criteria.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made if the effect would be to cause a 162(m) Bonus Award to fail to qualify for the performance-based compensation exception to Section 162(m) of the Code. In addition, at the time performance goals are established as to a 162(m) Bonus Award, the Committee is authorized to determine the manner in which the Performance Criteria related thereto will be calculated or measured to take into account certain factors over which the Participant has no control or limited control, including changes in industry margins, general economic conditions, interest rate movements and changes in accounting principles.

“Performance Period” means the period during which performance is measured to determine the level of attainment of a Bonus Award, which may be based on the fiscal year of the Company and which may be for a period of one or more years. There may be overlapping Performance Periods under the Plan.

“Plan” means the AMN Healthcare Services, Inc. Senior Management Incentive Bonus Plan.

III.	ELIGIBILITY

Participants in the Plan shall be selected by the Committee for each Performance Period from those officers and key employees of the Company and its subsidiaries whose efforts contribute materially to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.

IV.	ADMINISTRATION

The Committee, in its sole discretion, will determine eligibility for participation, establish the maximum award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement), establish goals for each Participant (which may be objective or subjective, and based on individual, Company, subsidiary and/or division performance), calculate and determine each Participant’s level of attainment of such goals, and calculate the Bonus Award for each Participant based upon such level of attainment.

Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as further described in Article XV. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

Notwithstanding the foregoing or any other provision of this Plan, except in the case of a 162(m) Bonus Award, (i) the Board may at any time or from time to time resolve to administer the Plan and, in such case, references herein to the Committee shall mean the Board when so acting as the Committee, and (ii) when the Committee is acting and not the Board, all of the Committee’s decisions under this Plan will be subject to approval by the Board.

V.	BONUS AWARDS

The Committee, based upon information to be supplied by management of the Company and, where determined as necessary by the Board, the ratification of the Board, will establish for each Performance Period a maximum award (and, if the Committee deems appropriate, a threshold and target award) and goals relating to Company, subsidiary, divisional, departmental and/or functional performance for each Participant and communicate such award levels and goals to each Participant prior to or during the Performance Period for which such award may be made. Bonus Awards will be earned by each Participant based upon the level of attainment of his or her goals during the applicable Performance Period; provided that the Committee may reduce the amount of any Bonus Award in its sole and absolute discretion. As soon as practicable after the end of the applicable Performance Period, the Committee shall determine the level of attainment of the goals for each Participant and the Bonus Award to be made to each Participant.

VI.	PAYMENT OF BONUS AWARDS

Bonus Awards earned during any Performance Period shall be paid as soon as practicable following the end of such Performance Period and the determination of the amount thereof shall be made by the Committee, and in no event shall Bonus Awards earned for any Performance Period be paid later than March 15 following the end of the Performance Period. Payment of Bonus Awards shall be made in the form of cash. Bonus Award amounts earned but not yet paid will not accrue interest.

VII.	162(M) BONUS AWARDS

Unless determined otherwise by the Committee, each Bonus Award awarded under the Plan shall be a 162(m) Bonus Award and will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

1.	No 162(m) Bonus Award may be paid unless and until the shareholders of the Company have approved the Plan (and to the extent required by Section 162(m) of the Code, re-approved the Plan) in a manner that complies with the shareholder approval requirements of Section 162(m) of the Code.

2.	A 162(m) Bonus Award may be made only by a Committee that is comprised solely of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Code).

3.	The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Criteria. Such performance goals, and the maximum, target and/or threshold (as applicable) Bonus Amount payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

4.	No 162(m) Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria.

5.	The maximum amount of a 162(m) Bonus Award for any Performance Period is $3,000,000 to a single Participant.

VIII.	REORGANIZATION OR DISCONTINUANCE

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

If the business conducted by the Company shall be discontinued, any previously earned and unpaid Bonus Awards under the Plan shall become immediately payable to the Participants then entitled thereto.

IX.	NON-ALIENATION OF BENEFITS

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

X.	NO CLAIM OR RIGHT TO PLAN PARTICIPATION

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company.

XI.	TAXES

The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

XII.	DESIGNATION AND CHANGE OF BENEFICIARY

Each Participant may indicate upon notice to him or her by the Committee of his or her right to receive a Bonus Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

XIII.	PAYMENTS TO PERSONS OTHER THAN THE PARTICIPANT

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of incapacity, illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

XIV.	NO LIABILITY OF COMMITTEE MEMBERS

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

XV.	TERMINATION OR AMENDMENT OF THE BONUS PLAN

The Committee may amend, suspend or terminate the Plan at any time; provided, however, that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending 162(m) Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.

XVI.	UNFUNDED PLAN

Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Designated Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

XVII.	GOVERNING LAW

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

XVIII.	OTHER COMPENSATION

Neither the establishment of this Plan nor the grant of a Bonus Award pursuant to this Plan shall prevent the Company from establishing other compensation plans or arrangements or making awards to any Participant pursuant to such other plans or arrangements.

XIX.	EFFECTIVE DATE

The original effective date of the Plan is January 1, 2004. The Plan is amended and restated as of April 18, 2012 if approved by the Company’s stockholders on such date or, if not, such later date as the Company stockholders approve the Plan.

APPENDIX B

AMN HEALTHCARE EQUITY PLAN,

AS AMENDED AND RESTATED

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the AMN Healthcare Equity Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of AMN Healthcare Services, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards and Unrestricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Company’s Stock Option Plan” means the stock option plan adopted by the Company’s shareholders, dated July 24, 2001, as amended, from which, effective April 12, 2006, the Company is no longer authorized to make grants.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Effective Date” means the date on which the amended Plan is approved by stockholders as set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the NASDAQ on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by either the Board or the Committee (the “Administrator”).

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards and Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock reserved as available for issuance under the Plan shall be equal to the sum of (A) 7,973,725 (which represents the sum of the original number of 723,725 shares authorized by stockholders on April 12, 2006, an additional 3,000,000 shares authorized by stockholders on April 18, 2007, an additional 1,850,000 authorized by the stockholders on April 9, 2009, and an additional 2,400,000 authorized by the Board on February 23, 2012 (subject to stockholder approval)), plus (B) the number of shares of Stock underlying any grants under the Company’s Stock Option Plan that are forfeited, canceled or are terminated (other than by exercise) after March 10, 2006.

(b) Add-Back of Certain Shares. If (i) any shares subject to an Award are forfeited, an Award expires, or is canceled or otherwise terminated, (ii) shares are tendered by a grantee or withheld by the Company in payment of the purchase price of an Option, or to satisfy any tax withholding obligation with respect to an Award, (iii) shares subject to a Stock Appreciation Right are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof or (vi) any shares subject to an award under the Company’s Stock Option Plan are forfeited, or an award under the Company’s Stock Option Plan expires or is settled for cash (in whole or in part), in each case, the shares subject to such Award or award under the Company’s Stock Option Plan shall, to the extent of such forfeiture, expiration, cancellation, tender or cash settlement, again be available for Awards under the Plan.

(c) Intentionally Omitted.

(d) Individual Limitations. Shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. In addition, no more than 1,000,000 shares of Stock may be issued pursuant to the Plan as Incentive Stock Options.

(e) Character of Shares. Any shares of Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

(f) Changes in Stock. Subject to Section 3(g) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award or as Incentive Stock Options, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards in a proportionate manner to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other similar event to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of a Stock Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(g) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity,

(iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event. Notwithstanding anything to the contrary in this Section 3(g), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(h) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Substitute Awards shall not reduce the shares authorized for grant under the Plan or the applicable limitations for grant to a grantee under Section 3(d) or 10(d), nor shall shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its discretion.

SECTION 5. STOCK OPTIONS

(a) Grant of Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i) The exercise price of a Stock Appreciation Right shall not be less than Fair Market Value of a share of Stock on the date of grant.

(ii) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(iii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iv) No Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award.

Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

(e) Dividends. A grantee shall have the right to receive dividends paid with respect to his shares of Restricted Stock; provided, however, if the vesting of the Restricted Stock Award is subject to the attainment of performance goals, any dividends paid by the Company with respect to the Restricted Stock Award prior to the attainment of such performance goals shall accrue and shall not be paid to the grantee until and only to the extent the performance goals are attained and the Restricted Stock Award is earned.

SECTION 8. DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award shall have a performance-based goal, the restriction period with respect to such award shall not be less than one year, and in the event any such Deferred Stock Award shall have a time-based restriction, the total restriction period with respect to such award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with dividend equivalent rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine. Notwithstanding the foregoing, if the vesting of the Deferred Stock Award is subject to the attainment of performance goals, any Dividend Equivalent Rights accrued with respect to the Deferred Stock Award prior to the attainment of such performance goals shall not be paid to the grantee until and only to the extent the performance goals are attained and the Deferred Stock Award is earned.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a) Performance Criteria. The performance criteria (“Performance Criteria”) used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following objectives, described as such objectives relate to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the Covered Employee is employed: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) total shareholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense; (xxii) revenue or (xxiii) any other objective value-based performance measure. Performance Criteria may be measured in absolute terms or as compared to the results of a peer group or index.

(b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum performance-based award payable to any one Covered Employee under the Plan for a performance cycle is 500,000 shares (subject to adjustment as provided in Section 3 hereof).

SECTION 11. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 11(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.

No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Committee Action. Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member. For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 12. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 13.	ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A.

In the event any Stock Option or Stock Appreciation Right under the Plan is granted with an exercise price of less than 100 percent of the Fair Market Value on the date of grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value), or such grant is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a) Exercise and Distribution. Except as provided in Section 13(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

(ii) Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “specified employee” (as defined in Section 409A(a)(2)(B)(1) of the Code and regulations promulgated thereunder), exercise or distribution under this Section 13(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii) Death. The date of death of the 409A Award grantee.

(iv) Disability. The date the 409A Award grantee becomes disabled (within the meaning of Section 13(c)(ii) hereof).

(v) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 13(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 13(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

(b) No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 13(a) hereof, except in the case of one of the following events:

(i) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii) Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

(c) Definitions. Solely for purposes of this Section 13 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(i)(5) of the regulations promulgated under Section 409A).

(ii) “Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii) “Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except in connection with a corporate transaction involving the Company (including without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) as provided in Section 3(f) or 3(g), unless there is stockholder approval, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights, and outstanding Options or Stock Appreciation Rights may not be cancelled in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(g).

SECTION 16. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 18. EFFECTIVE DATE OF PLAN

This amended and restated Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the amended and restated Plan is approved by the stockholders.

SECTION 19. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE AMENDED AND RESTATED EQUITY PLAN APPROVED BY BOARD OF DIRECTORS: February 23, 2012

DATE AMENDED AND RESTATED EQUITY PLAN APPROVED BY STOCKHOLDERS:

0

AMN HEALTHCARE SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 12, 2011

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints Douglas D. Wheat, Andrew M. Stern and Paul E. Weaver, or any of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of Common Stock or Preferred Stock of AMN Healthcare Services, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 18, 2012 at 8:30 a.m. Central Time at the Mandalay Hotel at Las Colinas, 221 East Las Colinas Boulevard, Irving, Texas 75039, or at any adjournment or adjournments thereof, with all powers which the undersigned would possess if personally present.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

AMN HEALTHCARE SERVICES, INC.

April 18, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://materials.proxyvote.com/001744

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00003333333333300000 2 041812

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

If no direction is made, proxies will vote this proxy FOR electing each of the seven nominees to the Board of Directors; FOR proposal 2; FOR proposal 3; FOR proposal 4; FOR proposal 5; and, in their discretion upon such other business as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY USING THE ENCLOSED ENVELOPE.

1. Election of seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified:

FOR AGAINST ABSTAIN

R. Jeffrey Harris

Michael M.E. Johns

Martha H. Marsh

Susan R. Salka

Andrew M. Stern

Paul E. Weaver

Douglas D. Wheat

2. Non-binding advisory vote to approve the compensation of the Company’s named executive officers:

3. Approval of the Company’s Senior Management Incentive Bonus Plan, as Amended and Restated:

4. Approval of the AMN Healthcare Equity Plan, as Amended and Restated:

5. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.